UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Foot Locker, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

NOTICE OF 2009 ANNUAL MEETING
AND
PROXY STATEMENT

112 West 34th Street
New York, New York 10120

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

DATE:	May 20, 2009
TIME:	9:00 A.M., local time
PLACE:	Foot Locker, Inc., 112 West 34th Street, New York, New York 10120
RECORD DATE:	Shareholders of record on March 27, 2009 can vote at this meeting.
ITEMS OF BUSINESS:	•	Elect three members to the Board of Directors to serve for three-year terms and one member to serve for a two-year term.
	•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year.
	•	Approve an amendment to our By-Laws to reduce the required number of directors.
	•	Transact such other business as may properly come before the meeting and at any adjournment or postponement.
PROXY VOTING:	YOUR VOTE IS IMPORTANT TO US. Please vote as soon as possible in one of these ways:
	•	Use the toll-free telephone number shown on the Notice of Internet Availability of Proxy Materials for the 2009 Annual Meeting of Foot Locker, Inc. (your “Foot Locker Notice”) or on your proxy card;
	•	Visit the web site shown on your Foot Locker Notice or on your proxy card to vote via the Internet;
	•	If you received a printed copy of the proxy card, you may mark, sign and return the enclosed proxy card using the postage-paid envelope provided; or
	•	Follow the instructions on your proxy materials if your shares are held in the name of your bank, broker, or other holder of record.
Even if you plan to attend the annual meeting, we encourage you to vote in advance using one of these methods.

GARY M. BAHLER Secretary

April 9, 2009

112 West 34th Street
New York, New York 10120

PROXY STATEMENT

GENERAL INFORMATION

We are providing these proxy materials to you for the solicitation of proxies by the Board of Directors of Foot Locker, Inc. for the 2009 Annual Meeting of Shareholders and for any adjournments or postponements of this meeting. We are holding this annual meeting on May 20, 2009 at 9:00 A.M., local time, at our corporate headquarters located at 112 West 34th Street, New York, New York 10120. In this proxy statement we refer to Foot Locker, Inc. as “Foot Locker,” “the Company,” “we,” “our,” or “us.”

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
To Be Held on May 20, 2009

The Company’s Proxy Statement and 2008 Annual Report/Form 10-K are available at
http://materials.proxyvote.com/344849

We are pleased to be using again this year a procedure approved by the Securities and Exchange Commission that allows companies to furnish their proxy materials to shareholders over the Internet instead of mailing full sets of the printed materials. We believe that this procedure will reduce costs, provide greater flexibility to our shareholders, and lessen the environmental impact of our Annual Meeting. On or about April 9, 2009, we started mailing to most of our shareholders in the United States a Notice of Internet Availability of Proxy Materials (the “Foot Locker Notice”). The Foot Locker Notice contains instructions on how to access and read our 2009 Proxy Statement and our 2008 Annual Report to Shareholders on the Internet and to vote online. If you received a Foot Locker Notice by mail, you will not receive paper copies of the proxy materials in the mail unless you request them. Instead, the Foot Locker Notice instructs you on how to access and read the Proxy Statement and Annual Report and how you may submit your proxy over the Internet. If you received a Foot Locker Notice by mail and would like to receive a printed copy of the materials, please follow the instructions on the Foot Locker Notice for requesting the materials, and we will promptly mail the materials to you.

We are mailing to shareholders, or making available to shareholders via the Internet, this Proxy Statement, form of proxy card, and our 2008 Annual Report/Form10-K on or about April 9, 2009.

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING AND VOTING

What is included in these proxy materials?

The proxy materials include our 2009 Proxy Statement and 2008 Annual Report/Form 10-K. If you received printed copies of these materials by mail, these materials also include the proxy card for this annual meeting.

May I obtain an additional copy of the Form 10-K?

Our Form 10-K for the 2008 fiscal year ended January 31, 2009 is included with the 2008 Annual Report. You may obtain an additional copy of our 2008 Form 10-K without charge by writing to our Investor Relations Department at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120. It is also available free of charge through our corporate web site at http://www.footlocker-inc.com/ IR_index.htm.

What constitutes a quorum for the Annual Meeting?

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares outstanding are present at the meeting, either in person or by proxy. We will count abstentions and broker non-votes, if any, as present and entitled to vote in determining whether we have a quorum.

What is the record date for this meeting?

The record date for this meeting is March 27, 2009. If you were a Foot Locker shareholder on this date, you are entitled to vote on the items of business described in this proxy statement.

Do I need a ticket to attend the Annual Meeting?

You will need an admission ticket to attend the Annual Meeting. Attendance at the meeting will be limited to shareholders on March 27, 2009 (or their authorized representatives) having an admission ticket or proof of their share ownership, and guests of the Company. If you plan to attend the meeting, please indicate this when you are voting by telephone or Internet or check the box on your proxy card, and we will promptly mail an admission ticket to you.

If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement, to the Corporate Secretary at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120. If you do not have an admission ticket, you must show proof of your ownership of the Company’s Common Stock at the registration table at the door.

What are shareholders voting on at this meeting?

You are being asked to vote on the following items:

•	Proposal 1:	Election of three directors in Class III and one director in Class II;
•	Proposal 2:	Ratification of the appointment of KPMG LLP as our independent registered public accountants for 2009; and
•	Proposal 3:	Approval of an amendment to our By-Laws.

How does the Board of Directors recommend that I vote on the proposals?

The Board recommends that you vote “FOR” each of the three proposals being voted on at the meeting.

Could other matters be voted on at the Annual Meeting?

We do not know of any other business that will be presented at the 2009 annual meeting. If any other matters are properly brought before the meeting for consideration, then the persons named as proxies will have the discretion to vote on those matters for you using their best judgment.

Who may vote at the Annual Meeting?

The only voting securities of Foot Locker are our shares of Common Stock. Only shareholders of record on the books of the Company on March 27, 2009 are entitled to vote at the annual meeting and any adjournments or postponements. Each share is entitled to one vote. There were 154,xxx,xxx shares of Common Stock outstanding on March 27, 2009.

What are the voting requirements to elect directors and to approve the other proposals?

Directors must be elected by a plurality of the votes cast by shareholders. (Please see our policy described on Page 7 regarding resignations by directors who do not receive more “for” votes than

“withheld” votes.) The other proposals being voted on at this meeting require the favorable vote of a majority of the votes cast by shareholders to be approved.

How will the votes be counted?

Votes will be counted and certified by representatives of our transfer agent, BNY Mellon Shareowner Services, as inspectors of election. The inspectors of election are independent and are not employees of Foot Locker.

We do not count abstentions and broker non-votes, if any, in determining the votes cast for any proposal. Votes withheld for the election of one or more of the nominees for director will not be counted as votes cast for them.

Broker non-votes occur when brokers or other entities holding shares for an owner in street name do not receive voting instructions from the owner on non-routine matters and, consequently, have no discretion to vote on those matters. If a proposal is routine under the rules of The New York Stock Exchange, then the brokers or other entities may vote the shares held by them even though they have not received instructions from the owner.

The Company’s Certificate of Incorporation and By-laws do not contain any provisions on the effect of abstentions or broker non-votes.

Will my vote be confidential?

We maintain the confidentiality of our shareholders’ votes. All proxy cards, electronic voting, voting instructions, ballots and voting tabulations identifying shareholders are kept confidential from the Company, except:

•	as necessary to meet any applicable legal requirements,

•	when a shareholder requests disclosure or writes a comment on a proxy card,

•	in a contested proxy solicitation, and

•	to allow independent inspectors of election to tabulate and certify the vote.

How do I vote my shares?

You may vote using any of the following methods:

• Telephone

If you are located within the United States or Canada, you can vote your shares by telephone by calling the toll-free telephone number printed on your Notice of Internet Availability of Proxy Materials (“Notice”), on your proxy card, or in the instructions that accompany your proxy materials, as applicable, and following the recorded instructions. You will need the control number printed on your Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable. Telephone voting is available 24 hours a day and will be accessible until 9:00 A.M. on May 20, 2009. The telephone voting system has easy to follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do NOT need to return a proxy card or voting instruction form. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

• Internet

You can also choose to vote your shares by the Internet. You will need the control number printed on your Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable. The web site for Internet voting is listed on your Notice, proxy card, or in the instructions that accompany your proxy materials. Internet voting is available 24 hours a day and will be accessible until 9:00 A.M. on May 20, 2009. As with telephone voting, you will be able to confirm that the system has properly recorded your vote. If you vote via the Internet, you do NOT need to return a proxy card or voting instruction form.

• Mail

If you are a holder of record and received printed copies of the materials by mail, you may choose to vote by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope that we included with your materials. If you hold your shares through a bank or brokerage account, please complete and mail the voting instruction form in the envelope provided.

• Ballot at the Annual Meeting

You may also vote by ballot at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return a proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

Can I change my mind after voting my shares?

You may revoke your proxy at any time before it is used by (i) sending a written notice to the Company at its corporate headquarters, (ii) delivering a valid proxy card with a later date, (iii) providing a later dated vote by telephone or Internet, or (iv) voting by ballot at the Annual Meeting.

Are shares held in employee plans included on the proxy card?

If you hold shares of Foot Locker Common Stock through the Foot Locker 401(k) Plan or the Foot Locker Puerto Rico 1165(e) Plan, you received a proxy card showing the number of shares allocated to your plan account. Your proxy card will serve as a voting instruction card for the trustees of the plans, who will vote the shares. The trustees will vote only those shares for which voting instructions have been given. To allow sufficient time for voting by the trustees of these plans, your voting instructions must be received by May 15, 2009.

Who pays the cost of this proxy solicitation?

We will pay for the cost of the solicitation of proxies, including the preparation, printing and mailing of the proxy materials.

Proxies may be solicited, without additional compensation, by our directors, officers, or employees by mail, telephone, fax, in person, or otherwise. We will request banks, brokers and other custodians, nominees and fiduciaries to deliver proxy material to the beneficial owners of Foot Locker’s Common Stock and obtain their voting instructions, and we will reimburse those firms for their expenses under the rules of the Securities and Exchange Commission and The New York Stock Exchange. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for a fee of $10,000 plus out-of- pocket expenses.

BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK

Directors and Executive Officers

The following table shows the number of shares of Common Stock reported to us as beneficially owned by each of our directors and named executive officers as of March 27, 2009. The table also shows beneficial ownership by all directors, named executive officers, and executive officers as a group on that date, including shares of Common Stock that they have a right to acquire within 60 days after March 27, 2009 by the exercise of stock options.

Matthew D. Serra beneficially owned [1.xx] percent of the total number of outstanding shares of Common Stock as of March 27, 2009. No other director, named executive officer, or executive officer beneficially owned one percent or more of the total number of outstanding shares as of that date.

Each person has sole voting and investment power for the number of shares shown unless otherwise noted.

Amount and Nature of Beneficial Ownership
Name	Common Stock Beneficially Owned Excluding Stock Options(a)		Stock Options Exercisable Within 60 Days After 3/27/2009	RSUs and Deferred Stock Units(b)	Total
Gary M. Bahler	126,766		251,668	—	378,434
Nicholas DiPaolo	21,349	(c)	16,542	6,869	44,760
Alan D. Feldman	22,801		6,314	6,869	35,984
Jarobin Gilbert Jr.	18,433		25,520	6,869	50,822
Ronald J. Halls	115,128		155,000	—	270,128
Robert W. McHugh	135,163		175,666	—	310,829
Matthew M. McKenna	26,352		4,287	6,869	37,508
Richard T. Mina	237,357	(d)	395,171	—	632,972
Laurie J. Petrucci	92,055		146,147	—	238,202
James E. Preston	65,400		25,520	6,869	97,789
David Y. Schwartz	15,979		25,520	21,216	62,715
Matthew D. Serra	700,258		1,197,333	—	1,897,591
Cheryl Nido Turpin	9,668		20,815	24,586	55,069
Dona D. Young	11,060		20,815	35,074	66,949
All 19 directors and executive officers as a group, including the named executive officers	1,843,146		3,126,167	115,221	5,084,534	(e)

Notes to Beneficial Ownership Table

(a)

This column includes shares held in the Company’s 401(k) Plan, as well as the executives’ unvested shares of restricted stock listed below over which they have sole voting power but no investment power:

Name	Number of Unvested Shares of Restricted Stock

M. Serra	150,000

R. McHugh	50,000

R. Halls	70,000

G. Bahler	50,000

L. Petrucci	50,000

(b)

This column includes (i) the number of deferred stock units credited as of March 27, 2009 to the account of the directors who elected to defer all or part of their annual retainer fee and (ii) directors’ unvested restricted stock units (“RSUs”). The deferred stock units and RSUs do not have current voting or investment power.

(c)	Includes 150 shares held by his spouse.

(d)	Information based on the last beneficial ownership report filed by Mr. Mina with the SEC on March 18, 2008.

(e)	This number represents approximately [x.xx] percent of the shares of Common Stock outstanding at the close of business on March 27, 2009.

Persons Owning More Than Five Percent of the Company’s Stock

The following table provides information on shareholders who beneficially own more than five percent of our Common Stock according to reports filed with the Securities and Exchange Commission (“SEC”). To the best of our knowledge, there are no other shareholders who beneficially own more than five percent of a class of the Company’s voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Mackenzie Financial Corporation	12,813,116(a)	8.27	%(a)
180 Queen Street West
Toronto, Ontario M5V 3K1
Sasco Capital, Inc.	8,732,892(b)	5.60	%(b)
10 Sasco Hill Road
Fairfield, CT 06824
Harris Associates L.P. and	7,575,300(c)	5.43	%(c)
Harris Associates Inc.
Two North LaSalle Street, Suite 500
Chicago, IL 60602-3790
First Pacific Advisors, LLC,	7,864,416(d)	5.10	%(d)
Robert L. Rodriguez, and J. Richard Atwood
11400 West Olympic Blvd., Suite 1200
Los Angeles, CA 90064

Notes to Table on Persons Owning More than Five Percent of the Company’s Stock

(a)

Reflects shares beneficially owned as of December 31, 2008 according to Amendment No. 1 to Schedule 13G filed with the SEC. As reported in this schedule, Mackenzie Financial Corporation, an investment adviser, holds sole voting and dispositive power with respect to 12,813,116 shares.

(b)

Reflects shares beneficially owned as of December 31, 2008 according to Amendment No. 1 to Schedule 13G filed with the SEC. As reported in this schedule, Sasco Capital, Inc., an investment adviser, holds sole voting power with respect to 3,985,500 shares and sole dispositive power with respect to 8,732,892 shares.

(c)

Reflects shares beneficially owned as of December 31, 2008, according to Amendment No. 1 to Schedule 13G filed with the SEC by Harris Associates L.P. (“Harris”) and Harris Associates Inc. As reported in this schedule, Harris, an investment adviser, holds sole voting and dispositive power with respect to 7,575,300 shares.

(d)

Reflects shares beneficially owned as of December 31, 2008, according to Amendment No. 1 to Schedule 13G filed with the SEC on behalf of First Pacific Advisors, LLC (“FPA”), an investment advisor, Robert L. Rodriguez and J. Richard Atwood, Managing Members of FPA. As reported in this schedule, FPA, Mr. Rodriguez and Mr. Atwood hold shared voting power with respect to 3,628,300 shares and shared dispositive power with respect to 7,864,416 shares

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers file with the Securities and Exchange Commission reports of ownership and changes in ownership of Foot Locker’s Common Stock. Based on our records and other information, we believe that during the 2008 fiscal year, the directors and executive officers complied with all applicable SEC filing requirements.

CORPORATE GOVERNANCE INFORMATION

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines. The Board periodically reviews the guidelines and may revise them when appropriate. The Corporate Governance Guidelines are available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/IR_index.htm. You may also obtain a printed copy of the guidelines by writing to the Corporate Secretary at the Company’s headquarters.

Policy on Voting for Directors

Our Corporate Governance Guidelines provide that if a nominee for director in an uncontested election receives more votes “withheld” from his or her election than votes “for” election (a “Majority Withheld Vote”), then the director must offer his or her resignation for consideration by the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee will evaluate the resignation, weighing the best interests of the Company and its shareholders, and make a recommendation to the Board of Directors on the action to be taken. For example, the Nominating Committee may recommend (i) accepting the resignation, (ii) maintaining the director but addressing what the Nominating Committee believes to be the underlying cause of the withheld votes, (iii) resolving that the director will not be re-nominated in the future for election, or (iv) rejecting the resignation. When making its determination, the Nominating Committee will consider all factors that it deems relevant, including (i) any stated reasons why shareholders withheld votes from the director, (ii) any alternatives for curing the underlying cause of the withheld votes, (iii) the director’s tenure, (iv) the director’s qualifications, (v) the director’s past and expected future contributions to the Board and to the Company, and (vi) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable Securities and Exchange Commission or New York Stock Exchange requirements. We will promptly disclose the Board’s decision on whether or not to accept the director’s resignation, including, if applicable, the reasons for rejecting the offered resignation.

Stock Ownership Guidelines

The Board of Directors has adopted Stock Ownership Guidelines. These guidelines cover the Board of Directors, the Chief Executive Officer, and Other Principal Officers, as follows:

•	Board of Directors. Each non-employee director must beneficially own shares of our Common Stock having a value of at least three times the annual retainer fee paid to the non-employee directors.

•	Chief Executive Officer. The CEO must beneficially own shares of our Common Stock having a value of at least four times his annual base salary.

•

Other Principal Officers. Other Principal Officers of the Company must beneficially own shares of our Common Stock having a value of at least two times their individual annual base salaries. The category of Other Principal Officers includes all corporate officers at the senior vice president level or higher and the chief executive officers of our operating divisions.

Shares of restricted stock, restricted stock units, and deferred stock units are counted towards beneficial ownership. Stock options are disregarded in calculating beneficial ownership.

The target date for full compliance with these guidelines is February 2011, which is five years after the effective date of these guidelines. Non-employee directors who are elected to the Board after February 2006, as well as employees who are elected or appointed after this date to positions covered by these guidelines, must be in compliance within five years after their initial election or appointment.

Committee Charters

The Board of Directors has adopted charters for the Audit Committee, the Compensation and Management Resources Committee, the Finance and Strategic Planning Committee, the Nominating and Corporate Governance Committee, and the Retirement Plan Committee. Copies of the charters for these committees are available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/IR_index.htm. You may also obtain printed copies of these charters by writing to the Corporate Secretary at the Company’s headquarters.

Director Independence

The Board believes that a significant majority of the members of the Board should be independent, as determined by the Board based on the criteria established by The New York Stock Exchange. Each year, the Nominating Committee reviews any relationships between outside directors and the Company that may affect independence. Currently, one of the current nine members of the Board of Directors serves as an officer of the Company, and the remaining eight directors are independent under the criteria established by The New York Stock Exchange.

Lead Director

James E. Preston has served as lead director since May 30, 2007. As lead director, Mr. Preston presides at executive sessions of the independent and non-management directors, reviews and provides input on the Board meeting agendas, and may perform other duties and responsibilities as the Board may determine.

Executive Sessions of Non-Management Directors

The Board of Directors holds regularly scheduled executive sessions of non-management directors. James E. Preston, as the lead director, presides at executive sessions of the independent and non-management directors.

Board Members’ Attendance at Annual Meetings

Although we do not have a policy on our Board members’ attendance at annual shareholders’ meetings, we encourage each director to attend these important meetings. The annual meeting is normally scheduled on the same day as a Board of Directors’ meeting. In 2008, 9 out of the 10 directors who were then serving attended the annual shareholders’ meeting.

New Director Orientation

We have an orientation program for new directors that is intended to educate a new director on the Company and the Board’s practices. At the orientation, the newly elected director generally meets with the Company’s Chief Executive Officer, the Chief Financial Officer, the General Counsel and Secretary, as well as with other senior financial officers of the Company, to review the business operations, financial matters, investor relations, corporate governance policies, and the composition of the Board and its committees. Additionally, he or she has the opportunity to visit our stores at the Company’s New York headquarters, or elsewhere, with a senior division officer for an introduction to store operations.

Payment of Directors Fees in Stock

The non-employee directors receive one-half of their annual retainer fees, including committee chair and lead director retainer fees, in shares of the Company’s Common Stock, with the balance payable in cash. Directors may elect to receive up to 100 percent of their fees in stock.

Director Retirement

The Board has established a policy in its Corporate Governance Guidelines that directors retire from the Board at the annual meeting of shareholders following the director’s 72nd birthday. As part of the Nominating Committee’s regular evaluation of the Company’s directors and the overall needs of the Board, the Nominating Committee may ask a director to remain on the Board for an additional period of time beyond age 72, or to stand for re-election after reaching age 72. However, a director may not remain on the Board beyond the date of the annual meeting of shareholders following his or her 75th birthday. As described on Page 58, the Board has waived the retirement policy for one director, James E. Preston, who currently serves as the lead director.

Change in a Director’s Principal Employment

The Board has established a policy that any director whose principal employment changes is required to advise the Chair of the Nominating and Corporate Governance Committee of this change. If requested, the director will submit a letter of resignation to the Chair of the Committee, and the Committee would then meet to consider whether to accept or reject the letter of resignation.

Communications with the Board of Directors

The Board has established a procedure for shareholders and other interested parties to send communications to the non-management members of the Board of Directors. Shareholders and other interested parties who wish to communicate directly with the non-management directors of the Company should send a letter to:

Board of Directors
c/o Secretary, Foot Locker, Inc.
112 West 34th Street
New York, NY 10120

The Secretary will promptly send a copy of the communication to the lead director, who may direct the Secretary to send a copy of the communication to the other non-management directors and may determine whether a meeting of the non-management directors should be called to review the communication.

A copy of the Procedures for Communications with the Board of Directors is available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/ IR_index.htm. You may obtain a printed copy of the procedures by writing to the Corporate Secretary at the Company’s headquarters.

Retention of Outside Advisors

The Board of Directors and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent accountants are retained by the Audit Committee and report directly to the Audit Committee. In addition, the internal auditors are selected by the Audit Committee and are ultimately accountable to the Audit Committee. Similarly, consultants retained by the Compensation and Management Resources Committee to assist it in the evaluation of senior executives’ compensation report directly to that committee.

Code of Business Conduct

The Company has adopted a Code of Business Conduct for directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. A copy of the Code of Business Conduct is available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/IR_index.htm. You may obtain a printed copy of the Code of Business Conduct by writing to the Corporate Secretary at the Company’s headquarters.

Any waivers of the Code of Business Conduct for directors and executive officers must be approved by the Audit Committee. We intend to disclose promptly amendments to the Code of Business Conduct and any waivers of the Code for directors and executive officers on the corporate governance section of the Company’s corporate website at http://www.footlocker-inc.com/IR_index.htm.

BOARD OF DIRECTORS

Organization and Powers

The Board of Directors has responsibility for establishing broad corporate policies, reviewing significant developments affecting Foot Locker, and monitoring the general performance of the Company. Our By-laws provide for a Board of Directors consisting of between 9 and 17 directors. The exact number of directors is determined from time to time by the entire Board. Our Board currently has 9 members. Shareholders are being asked to approve at this annual meeting an amendment to our By-Laws that would reduce the minimum number of directors from 9 to 7 and reduce the maximum number of directors from 17 to 13. Detailed information on this proposal is provided beginning on Page 62.

The Board of Directors held five meetings during 2008. All of our current directors attended at least 75 percent of the meetings of the Board and committees on which they served in 2008.

Directors’ Independence

A director is considered independent under the rules of the The New York Stock Exchange if he or she has no material or immaterial relationship to the Company that would impair his or her independence. In addition to the independence criteria established by The New York Stock Exchange, the Board of Directors has adopted categorical standards to assist it in making its independence determinations regarding individual members of the Board. These categorical standards are contained in the Corporate Governance Guidelines, which are posted on the Company’s corporate web site at http://www.footlocker-inc.com/IR_index.htm.

The Board of Directors has determined that the following categories of relationships are immaterial for purposes of determining whether a director is independent under the listing standards adopted by The New York Stock Exchange.

Categorical Relationship	Description

Investment Relationships with the Company	A director and any family member may own equities or other securities of the Company.

Relationships with Other Business Entities

A director and any family member may be a director, employee (other than an executive officer), or beneficial owner of less than 10 percent of the shares of a business entity with which the Company does business, provided that the aggregate amount involved in a fiscal year does not exceed the greater of $1,000,000 or 2 percent of either that entity’s or the Company’s annual consolidated gross revenue.

Relationships with Not-for-Profit Entities

A director and any family member may be a director or employee (other than an executive officer or the equivalent) of a not-for-profit organization to which the Company (including the Foot Locker Foundation) makes contributions, provided that the aggregate amount of the Company’s contributions in any fiscal year do not exceed the greater of $1,000,000 or 2 percent of the not-for-profit entity’s total annual receipts.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that the following directors are independent under the rules of The New York Stock Exchange because they have no material or immaterial relationship to the Company that would impair their independence:

Nicholas DiPaolo	James E. Preston
Alan D. Feldman	David Y. Schwartz
Jarobin Gilbert Jr.	Cheryl Nido Turpin
Matthew M. McKenna	Dona D. Young

Christopher A. Sinclair served as a director of the Company during 2008 until the end of his term on May 21, 2008. The Board determined, upon the recommendation of the Nominating and Corporate Governance Committee, that Mr. Sinclair was independent under the rules of The New York Stock Exchange through the end of his term as a director because he had no material or immaterial relationship to the Company that would impair his independence.

In making its decisions on independence, the Board of Directors considered the following relationships between the Company and organizations with which the current members of our Board are affiliated:

•

Nicholas DiPaolo, Jarobin Gilbert Jr., Matthew M. McKenna, David Y. Schwartz, and Cheryl Nido Turpin are non-employee directors of companies with which Foot Locker does business. The Board has determined that each of these relationships meets the categorical standard for Relationships with Other Business Entities and are immaterial for determining independence.

•

Dona D. Young was a non-employee director during 2008 of a company with which Foot Locker did business. The Board has determined that Mrs. Young’s relationship met the categorical standard for Relationships with Other Business Entities and was immaterial for determining independence.

•	Matthew M. McKenna is affiliated with a not-for-profit institution to which the Company made payments in 2008. The Board has determined that Mr. McKenna’s relationship meets the categorical standard for Relationships with Not-for Profit Entities and is immaterial for determining independence.

•

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Matthew D. Serra is not independent because Mr. Serra is an executive officer of the Company.

The Board of Directors has determined that all members of the Audit Committee, the Compensation and Management Resources Committee and the Nominating and Corporate Governance Committee are independent as defined under the listing standards of The New York Stock Exchange and the director independence standards adopted by the Board.

Committees of the Board of Directors

The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. There are six standing committees of the Board. Each director serves on at least two committees. The committee memberships, the number of meetings held during 2008, and the functions of the committees are described below.

Audit Committee	Compensation and Management Resources Committee	Finance and Strategic Planning Committee	Nominating and Corporate Governance Committee	Retirement Plan Committee	Executive Committee
N. DiPaolo*	J. Preston*	D. Schwartz*	J. Gilbert Jr.*	J. Gilbert Jr.*	M. Serra***
J. Gilbert Jr.	A. Feldman	N. DiPaolo	J. Preston	N. DiPaolo	N. DiPaolo
M. McKenna	M. McKenna	A. Feldman	D. Schwartz	R. McHugh**	J. Gilbert Jr.
D. Schwartz	C. Turpin	M. McKenna	C. Turpin	L. Petrucci**	J. Preston
D. Young			D. Young	M. Serra**	D. Schwartz

*	Designates Committee Chair

**	Designates Executive Officer of the Company

***	Designates Committee Chair and Executive Officer of the Company

Audit Committee

The committee held nine meetings in 2008. The Audit Committee has a charter, which is available on the corporate governance section of our corporate web site at http://www.footlocker-inc.com/ IR_index.htm. The report of the Audit Committee appears on Page 61.

This committee appoints the independent accountants and the internal auditors and is responsible for approving the independent accountants’ and internal auditors’ compensation. This committee also assists the Board in fulfilling its oversight responsibilities in the following areas:

•	accounting policies and practices,

•	the integrity of the Company’s financial statements,

•	compliance with legal and regulatory requirements,

•	the qualifications, independence, and performance of the independent accountants, and

•	the qualifications and performance of the internal audit function.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

The Board of Directors has determined that the Company has at least one audit committee financial expert, as defined under the rules of the Securities Exchange Act of 1934, serving on the Audit Committee. David Y. Schwartz has been designated as the audit committee financial expert. Mr. Schwartz is independent under the rules of The New York Stock Exchange and the Securities Exchange Act of 1934.

Compensation and Management Resources Committee

The Compensation and Management Resources Committee (the “Compensation Committee”) held four meetings in 2008. The committee has a charter, which is available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/IR_index.htm.

The Compensation Committee determines all compensation for the Company’s executive management group, which consists of the executive officers and corporate officers, and determines significant elements of the compensation of the chief executive officers of our operating divisions. Decisions regarding equity compensation for other employees are also the Compensation Committee’s responsibility. Decisions regarding non-equity compensation of the Company’s other associates are made by the Company’s management.

The Compensation Committee also administers Foot Locker’s various compensation plans, including the incentive plans, the equity-based compensation plans, the employees stock purchase plan, and the deferred compensation plan. Committee members are not eligible to participate in any of these plans. This committee also reviews and makes recommendations to the Board of Directors concerning executive development and succession, including for the position of Chief Executive Officer.

The Compensation Committee normally holds two meetings each year to review and approve the executive compensation program, the Chief Executive Officer’s compensation, annual salaries and bonuses for the executive management group and division CEOs, and to grant equity awards. In addition, at another meeting during the year, the committee reviews directors’ compensation and makes recommendations to the Nominating and Corporate Governance Committee concerning the form and amount of directors’ compensation. Additional meetings of the Compensation Committee may be called during the year as necessary.

The Compensation Committee has retained Mercer as its consultant on executive compensation matters and, with regard to executive and director compensation, Mercer reports directly to the Compensation Committee and provides the Committee with information on general executive compensation trends, trends in the retail industry, and reports on Foot Locker’s executive compensation program. Mercer also advises the committee on non-employee director compensation matters, including payment levels and trends. In preparing its material for the committee, Mercer consults with the Company’s Chairman of the Board and Chief Executive Officer, Senior Vice President—Human Resources, Senior Vice President and General Counsel, and Vice President—Human Resources. The Senior Vice President-Human Resources, working with the Chairman of the Board and Chief Executive Officer, prepares compensation recommendations to the committee, covering all elements of compensation for all corporate officers and heads of the Company’s operating divisions, other than the Chief Executive Officer himself, which are forwarded to the Chair of the Compensation Committee for his review. The Chair of the Compensation Committee also discusses these recommendations with the Chief Executive Officer. Based on input from the Chair of the Committee, the Senior Vice President-Human Resources then finalizes the compensation recommendations to review with the full committee. Separately, the Company retains Mercer for outsourcing services related to the administration of our U.S. and Canadian pension plans.

Compensation Committee meeting agendas are developed by the committee chair in consultation with the Chief Executive Officer and the Corporate Secretary. Committee members may suggest agenda items by communicating with one of these individuals. Agendas and related materials are circulated to Committee members prior to meetings. The committee chair regularly reports on the committee’s meetings to the full Board. The Company’s CEO, Senior Vice President and General Counsel, Senior Vice President—Human Resources, Vice President—Human Resources, and Vice President and Associate General Counsel generally attend all meetings of the committee. Mercer also attends meetings at which the Committee reviews the executive compensation program and non-employee director compensation.

The Compensation Committee has the authority to delegate authority and responsibilities as it considers appropriate. The committee has delegated to the Committee Chair the authority to approve stock option grants between meetings of the committee. This authority is limited to executives who are not subject to Section 16 of the Securities Exchange Act of 1934 and is further limited to individual option awards of 25,000 shares or less.

The Company’s Corporate Human Resources Department and the Corporate Secretary’s staff support the Compensation Committee in performing its duties.

Compensation Committee Interlocks and Insider Participation

Alan D. Feldman, Matthew M. McKenna, James E. Preston, Christopher A. Sinclair and Cheryl Nido Turpin served on the Compensation and Management Resources Committee during 2008. Mr. Sinclair’s term as a director ended at the 2008 annual shareholders’ meeting. None of the committee members was an officer or employee of the Company or any of its subsidiaries, and there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

Executive Committee

The Executive Committee did not meet in 2008. Except for certain matters reserved to the Board, this committee has all of the powers of the Board in the management of the business of the Company during intervals between Board meetings.

Finance and Strategic Planning Committee

The Finance and Strategic Planning Committee held four meetings in 2008. This committee reviews the overall strategic and financial plans of the Company, including capital expenditure plans, proposed debt or equity issues of the Company, and the Company’s capital structure. The committee also considers and makes recommendations to the Board of Directors concerning dividend payments and share repurchases, and reviews acquisition and divestiture proposals.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held four meetings in 2008. This committee has responsibility for overseeing corporate governance matters affecting the Company, including developing and recommending criteria and policies relating to service and tenure of directors. The committee is responsible for collecting the names of potential nominees to the Board, reviewing the background and qualifications of potential candidates for Board membership, and making recommendations to the Board for the nomination and election of directors. The committee also reviews membership on the Board committees and makes recommendations on committee members and chairs. In addition, the committee reviews recommendations from the Compensation and Management Resources Committee and makes recommendations to the Board concerning the form and amount of directors’ compensation.

The Nominating and Corporate Governance Committee may establish criteria for candidates for Board membership. These criteria may include area of expertise, diversity of experience, independence, commitment to representing the long-term interests of the Company’s stakeholders, and other relevant factors, taking into consideration the needs of the Board and the Company and the mix of expertise and experience among current directors. From time to time the committee may retain the services of a third party search firm to identify potential director candidates.

The committee will consider nominees to the Board of Directors recommended by shareholders that comply with the provisions of the Company’s By-Laws and relevant law, regulation, and stock exchange rules. The procedures for shareholders to follow to propose a potential director candidate are described on Page 63.

After a potential nominee is identified, the Committee Chair will review his or her biographical information and discuss with the other members of the committee whether to request additional information about the individual or to schedule a meeting with the potential candidate. The committee’s screening process for director candidates is the same regardless of the source who identified the potential candidate. The committee’s determination on whether to proceed with a formal evaluation of a potential candidate is based on the person’s experience and qualifications, as well as the current composition of the Board and its anticipated future needs.

Retirement Plan Committee

The Retirement Plan Committee held four meetings in 2008. This committee is responsible for supervising the investment of the assets of the Company’s United States retirement plans and appointing, reviewing the performance of and, if appropriate, replacing, the trustee of the Company’s pension trust and the investment manager responsible for managing the funds of the trust. The committee also has certain administrative responsibilities for our United States retirement plans.

RELATED PERSON TRANSACTIONS

Policies and Procedures

We individually inquire of each of our directors and executive officers about any transactions in which Foot Locker and any of these related persons or their immediate family members are participants. We also make inquiries within the Company’s records for information on any of these kinds of transactions. Once we gather the information, we then review all relationships and transactions in which Foot Locker and any of our directors, executive officers or their immediate family members are participants to determine, based on the facts and circumstances, whether the Company or the related persons have a direct or indirect material interest. The General Counsel’s office coordinates the related party review process. The Nominating and Corporate Governance Committee reviews any reported transactions involving directors and their immediate families in making its recommendation to the Board of Directors on the independence of the directors.

Related Person Transactions

Foot Locker and its subsidiaries have had transactions in the normal course of business with various other organizations, including certain organizations whose directors or officers are also directors of Foot Locker. However, the amounts involved in these transactions have not been material in relation to our business, and it is believed that these amounts have not been material in relation to the businesses of the other organizations. In addition, it is believed that these transactions have been on terms no less favorable to the Company than if they had been entered into with disinterested parties. It is anticipated that transactions with such other organizations will continue in the future. Mr. Serra’s son-in-law is employed as a buyer in the Company’s Foot Locker division, and the Company provided compensation and benefits to him in 2008 of approximately $161,000.

DIRECTORS’ COMPENSATION AND BENEFITS

Non-employee directors are paid an annual retainer fee and meeting fees for attendance at each Board and committee meeting. The lead director and the committee chairs are paid an additional retainer fee for service in these capacities. We do not pay additional compensation to any director who is also an employee of the Company for service on the Board or any committee. The following table summarizes the fees paid to the non-employee directors.

Summary of Directors’ Compensation

Annual Retainer	$100,000

The annual retainer is payable 50 percent in cash and 50 percent in shares of our Common Stock. Directors may elect to receive up to 100 percent of their annual retainer, including committee chair retainer, in stock.

We calculate the number of shares paid to the directors for their annual retainer by dividing their retainer fee by the closing price of a share of our stock on the last business day preceding the July 1 payment date.

Committee Chair Retainers	$20,000: Audit Committee
$10,000: Compensation and Management Resources Committee
$10,000: Finance and Strategic Planning Committee
$10,000: Nominating and Corporate Governance Committee
$10,000: Retirement Plan Committee
N/A: Executive Committee
The committee chair retainers are paid in the same form as the annual retainer.

Lead Director	$50,000 payable in the same form as the annual retainer.

Meeting Fees	$1,500 for attendance at each Board and committee meeting.

Restricted Stock Units

In fiscal 2008, the directors received a grant of 3,704 restricted stock units (“RSUs”). The number of RSUs granted was calculated by dividing $50,000 by the closing price of a share of our stock on the date of grant. The RSUs vested in February 2009, which was one year following the date of grant. Each RSU represented the right to receive one share of the Company’s common stock on the vesting date.

In fiscal 2009, the directors received a grant of 6,869 RSUs, calculated in the same manner as the 2008 grant. The RSUs granted in 2009 will vest one year following the date of grant in February 2010.

Deferral Election

Non-employee directors may elect to receive all or a portion of the cash component of their annual retainer fee, including committee chair retainers, in the form of deferred stock units or to have these amounts placed in an interest account. Directors may also elect to receive all or part of the stock component of their annual retainer fee in the form of deferred stock units. The interest account is a hypothetical investment account bearing interest at the rate of 120 percent of the applicable federal long-term rate, compounded annually, and set as of the first day of each plan year. A stock unit is an accounting equivalent of one share of the Company’s Common Stock.

Miscellaneous

Directors and their immediate families are eligible to receive the same discount on purchases of merchandise from our stores, catalogs and Internet sites that is available to Company employees. The Company reimburses non-employee directors for their reasonable expenses in attending meetings of the Board and committees, including their transportation expenses to and from meetings, hotel accommodations, and meals.

Fiscal 2008 Director Compensation

The amounts paid to each non-employee director for fiscal 2008, including amounts deferred under the Company’s stock plans, and the options granted to each director are reported in the tables below.

DIRECTOR COMPENSATION

(a)	(b)	(c)		(d)	(e)	(f)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Total ($)
N. DiPaolo	93,003	110,001		89	—	203,093
A. Feldman	15,002	150,002		89	—	165,093
J. Gilbert Jr	94,503	110,001		89	5,987	210,580
M. McKenna	30,002	150,002		89	—	180,093
J. Preston	99,509	129,995		89	—	229,593
D. Schwartz	81,833	110,598	(3)	89	—	192,520
C. Sinclair (4)	18,344	22,908		89	—	41,341
C. Turpin.	43,583	128,229	(5)	89	—	171,901
D. Young	28,167	165,145	(3)	89	—	193,401

Notes to Director Compensation Table

(1)	Column (c) reflects the following three items:

•

The fiscal 2008 compensation expense recognized by the Company for the portion of the annual retainer fees and committee chair retainer fees paid in shares of the Company’s common stock or deferred by the director, as shown in the table below. In 2008, we made the annual stock payment to each director on July 1. Under the terms of the 2007 Stock Incentive Plan, the stock payment was valued at the closing price of a share of the Company’s common stock on June 30, which was $12.45. The 2008 expense is equal to the number of shares received or deferred by the director multiplied by $12.45, the grant date fair value of the payment under FAS 123R. Directors who deferred the stock portion of their annual retainer were credited with deferred stock units on the annual payment date valued at $12.45 per unit.

Stock Portion of Retainer Fee

Name	Number of Shares	Number of Deferred Stock Units	Expense ($)
N. DiPaolo	4,819	—	59,997
A. Feldman	8,032	—	99,998
J. Gilbert Jr.	4,819	—	59,997
M. McKenna	8,032	—	99,998
J. Preston	6,425	—	79,991
D. Schwartz	—	4,250.3349	52,917
C. Sinclair	1,840	—	22,908
C. Turpin	—	4,016.0643	50,000
D. Young	—	8,032.1285	100,000

•

The fiscal 2008 compensation expense shown in the table below for (i) dividend equivalents credited to three directors during the year on the quarterly dividend payment dates, valued at the fair market value of the Company’s common stock on the dividend payment dates, and (ii) stock units credited to one director during the year on the cash retainer payment date, valued at the fair market value on the payment date. The total number of deferred stock units credited to directors’ accounts in fiscal 2008, as well as the total number of units held at the end of fiscal 2008, is reported in the following table:

Deferred Stock Units

Director	04/01/08 FMV: $12.25	05/02/08 FMV: $13.21	07/01/08 FMV: $12.48	08/01/08 FMV: $15.10	10/01/08 FMV: $16.15	10/31/08 FMV: $14.62	01/30/09 FMV: $7.36	Total # of Units Credited in 2008	Total # of Units Held at 01/31/09
D. Schwartz	—	106.9983	—	136.8905	—	142.7894	286.5488	4,923.5619	14,346.5436
C. Turpin	510.2014	136.0564	500.8013	165.2479	386.9969	176.3392	353.8764	6,245.5835	17,717.4140
D. Young	—	213.9966	—	269.1267	—	280.7238	563.3548	9,359.3304	28,205.2949

•

The fiscal 2008 compensation expense recognized for financial statement reporting purposes for the fair value of the restricted stock units (“RSUs”) granted to the nonemployee directors in 2008. The number of RSUs granted was calculated by dividing $50,000 by $13.50, which was the closing price of a share of our stock on the date of grant. The RSUs vested in February 2009. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, please refer to Note [25] to the Company’s financial statements in our 2008 Form 10-K. The grant date fair value was calculated under FAS 123R. The RSUs granted to Mr. Sinclair in 2008 were forfeited in connection with the expiration of his term as a director prior to the vesting date of the award. The following table provides information on the aggregate number of RSUs granted in 2008 and the number of RSUs outstanding at the end of the 2008 fiscal year:

Restricted Stock Units

Name	Number of RSUs Granted in 2008	Number of RSUs Outstanding on 1/31/2009
N. DiPaolo	3,704	3,704
A. Feldman	3,704	3,704
J. Gilbert Jr.	3,704	3,704
M. McKenna	3,704	3,704
J. Preston	3,704	3,704
D. Schwartz	3,704	3,704
C. Sinclair	3,704	- 0 -
C. Turpin	3,704	3,704
D. Young	3,704	3,704

(2)

No stock options were granted to the nonemployee directors in 2008. The amounts shown in this column represent the residual expense for the stock options granted to the nonemployee directors in 2007, which vested in February 2008. The table below provides information on the number of stock options outstanding at the end of the 2008 fiscal year:

Name	Number of Stock Options Outstanding on 1/31/2009
N. DiPaolo	16,542
A. Feldman	6,314
J. Gilbert Jr.	25,520
M. McKenna	4,287
J. Preston	25,520
D. Schwartz	25,520
C. Sinclair	8,336
C. Turpin	20,815
D. Young	20,815

(3)	Stock payment deferred in the form of stock units issued under Foot Locker’s stock plan.

(4)	Term as a director ended on May 21, 2008.

(5)	Stock payment and portion of cash payment for fiscal 2008 services deferred under Foot Locker’s stock plan.

Directors’ Retirement Plan

The Directors’ Retirement Plan was frozen as of December 31, 1995. Consequently, only Jarobin Gilbert Jr. and James E. Preston are entitled to receive a benefit under this plan when their service as directors ends because they had completed at least five years of service as directors on December 31, 1995. Messrs. Gilbert and Preston will receive an annual retirement benefit of $24,000 for a period of 10 years after they leave the Board or until their death, if sooner.

Directors and Officers Indemnification and Insurance

We have purchased directors and officers liability and corporation reimbursement insurance from a group of insurers comprising ACE American Insurance Co., Zurich American Insurance Co., St. Paul Mercury Insurance, RLI Insurance Co., Federal Insurance Co., Axis Insurance Co., Navigators Insurance Co., XL Bermuda Ltd., and Valiant Insurance Co. These policies insure the Company and all of the Company’s wholly owned subsidiaries. They also insure all of the directors and officers of the Company and the covered subsidiaries. The policies were written for a term of 12 months, from October 12, 2008 until October 12, 2009. The total annual premium for these policies, including fees, is $1,471,250. Directors and officers of the Company, as well as all other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, are insured under policies issued by a group of insurers comprising Arch Insurance Co., St. Paul Mercury Insurance Co., Continental Casualty Co. and RLI Insurance Co., which have a total premium, including fees, of $455,052 for the 12-month period ending October 12, 2009.

The Company has entered into indemnification agreements with its directors and officers, as approved by shareholders at the 1987 annual meeting. Richard Mina, a former executive officer of the Company, requested indemnification with regard to an investigation being conducted by the Company. In February 2009, the Board of Directors authorized the indemnification of Mr. Mina for this investigation, subject to the provisions of the indemnification agreement. To date, the Company has paid fees and expenses of $27,199 for indemnification of Mr. Mina.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This is a discussion and analysis of our compensation program as it applies to the executive officers named in the Summary Compensation Table on Page 32.

Summary

While we reported a net loss on a GAAP basis of $79 million for 2008, our income from continuing operations, before non-cash impairment charges and store closing expenses, was $106 million, a 71 percent improvement over the comparable income from continuing operations in 2007. (Income from continuing operations before non-cash impairment charges and store closing expenses is a non-GAAP financial measure. Our fourth quarter earnings release, issued March 4, 2009 and available on our website www.footlocker-inc.com, contains a schedule reconciling these amounts with our GAAP income.)

This performance resulted in the payment of annual bonuses to the named executive officers discussed below. We also took certain other actions with regard to 2008 compensation for our named executive officers.

•

We increased the annual base salary of one of the named executive officers (Mr. Halls) by $100,000—$50,000 at the time of annual salary reviews and an additional $50,000 later in the year when he assumed additional responsibilities. The base salaries of the other named executive officers remained unchanged from 2007.

•

We paid an annual bonus to Matthew D. Serra, our Chief Executive Officer, of $1,728,300, or 115 percent of his base salary, compared to a target pay-out of 125 percent of base salary. We paid annual bonuses for 2008 to the senior vice presidents of 72 percent of base salary, compared to a target pay-out of 75 percent of base salary. These pay-outs were made at a level slightly below target bonus, and were the result of the Company’s pre-tax income and return-on-invested-capital performance in 2008 compared to performance targets established by the Compensation and Management Resources Committee for that year.

•

We paid an annual bonus to Mr. Halls of $312,700, or [44] percent of base salary, compared to a target of 75 percent of base salary. This pay-out was made at a level between threshold and target bonus, and was the result of the divisional profit of the divisions for which Mr. Halls had responsibility in 2008 compared to performance targets established by the Compensation Committee. Mr. Mina’s employment with the Company terminated prior to the end of 2008, and he was therefore not eligible to receive an annual bonus payment.

•

As the Company did not achieve the performance targets established by the Compensation Committee in 2006 under the Long-Term Incentive Compensation Plan for the 2006-2008 performance period, we did not pay long-term bonuses to any of our named executive officers.

•

For 2008, as we did in 2007, we provided for an increased target pay-out under the annual bonus plan for all of the named executive officers, other than the Chief Executive Officer, of 75 percent of base salary. The Chief Executive Officer’s target pay-out remained 125 percent of base salary.

•

We made stock option awards to five of the named executive officers—100,000 shares to the Chief Executive Officer; and 25,000 shares to each of the President—International and the three senior vice presidents. These options were priced at fair market value on the date of grant ($11.66 per share). With regard to all of the executive officers other than Mr. Serra, these options vest in three equal installments on the first, second, and third anniversary of the grant date, subject to continued employment with us through each date. The options granted to Mr. Serra vest in two equal installments on the first anniversary of the grant date and on January 30, 2010, the final day of the term of his current employment contract, provided he continues to be employed by us on that date. In light of the 2007 performance of the U.S. retail store operations, for which he had responsibility, we did not make a stock option grant to Mr. Mina in 2008.

•

We made restricted stock awards to five of the named executive officers—50,000 shares to the Chief Executive Officer; 20,000 shares to the President—International; and 10,000 shares to each of the senior vice presidents. With regard to all of the named executive officers other than Mr. Serra, the restrictions on these shares lapse if the executive continues to be employed by us for three years from the date of grant. The restrictions on Mr. Serra’s shares lapse on January 30, 2010, the final day of the term of his current employment contract, provided he continues to be employed by us on that date. We did not make a restricted stock grant to Mr. Mina in 2008.

Objectives of our compensation program

The objectives of our compensation program are to attract, motivate, and retain talented retail industry executives in order to maintain and enhance the Company’s performance and its return to shareholders. The Compensation and Management Resources Committee, currently composed of four independent directors, oversees the compensation program.

What is our compensation program designed to reward and not reward?

We have designed our compensation program to align the financial interests of our executives, including the named executive officers, with those of our shareholders. For that reason, it is designed to reward the overall effort and contribution of our executives as measured by the Company’s performance in relation to targets established by the Compensation Committee, more than individual performance. Key concepts underlying our program are:

•	Executive compensation should be balanced between annual and long-term compensation and between cash and equity-based compensation (stock options and restricted stock).

•

The compensation program should align the interests of executives with those of the Company’s shareholders by rewarding both efforts to increase the Company’s share price and the achievement of performance factors that contribute to the company’s long-term health and growth (even if not immediately translated into increases in share price).

•	A substantial portion of the compensation of our executives, whether paid out currently or on a long-term basis, should be dependent on the Company’s performance.

•	More-senior executives should have a greater portion of their compensation at risk, whether through performance-based bonus programs or through stock price appreciation.

Elements of compensation

The elements of compensation for the named executive officers are:

•	base salary

•	performance-based annual cash bonus

•	performance-based long-term bonus, payable in cash or stock

•	long-term equity-based compensation consisting of stock options and restricted stock

•	retirement and other benefits

•	perquisites

Why do we pay each element of compensation and how do we determine the amount for each element of compensation, or the formula that determines the amount?

We establish benchmarks for base salary and total compensation for each named executive officer based upon a study conducted by Mercer, a nationally recognized compensation consultant that, for executive compensation purposes, reports directly to our Compensation Committee. These benchmarks are based upon compensation for comparable positions at national retail companies with annual sales of $1 billion to $11 billion. The Compensation Committee, with the advice of Mercer, has determined that these companies are the appropriate peer group for executive compensation purposes based upon the nature of their business, their revenues, and the pool from which they recruit their executives. The 18 companies included in the study that the Compensation Committee reviewed in setting 2008 compensation for the named executive officers were:

Abercrombie & Fitch	Ross Stores Inc.
AnnTaylor Stores Corp.	American Eagle Outfitters Inc.
Brown Shoe Company, Inc.	Borders Group Inc.
Collective Brands Inc.	Charming Shoppes
Dillards Inc.	Dick’s Sporting Goods Inc.
Family Dollar Stores	Finish Line Inc.
Genesco Inc.	Limited Brands Inc.
RadioShack Corp.	Saks Inc.
Talbots Inc.	Timberland Co.

Two companies that were included in the peer group in 2007—Claires Stores Inc. and Dollar General Corp.—ceased to be publicly traded companies and were not included in the peer group in 2008. No companies were added to the peer group. The upper dollar limit of revenues of peer group companies was increased from $10 billion to $11 billion as the revenues of peer company Limited Brands Inc. had risen above the $10 billion level.

The goal of the Compensation Committee is for the total compensation of each named executive officer to approximate the 75th percentile of comparable peer group compensation if the Company achieves its performance targets, with an opportunity to exceed that for outstanding performance, and with compensation falling closer to the median if the Company does not achieve its performance targets. The Compensation Committee established this goal based upon the Company’s size in relation to the other companies in the peer group and the relative complexity of our business, which includes multiple retail divisions, a direct-to-customer business, and a significant international business with operations in 21 countries.

Base Salaries

We pay base salaries to provide our named executive officers with current, regular compensation that is appropriate to their position, experience, and responsibilities. We benchmark base salaries for each named executive officer, other than the Chief Executive Officer, at approximately the 75th percentile of the peer companies included in the annual Mercer study, and the base salaries of the named executive officers, other than the Chief Executive Officer, approximate this benchmark. The Compensation Committee has benchmarked the Chief Executive Officer’s base salary at the 90th percentile of the peer companies in light of his experience, length of service, and other opportunities that are available to him in the retail sector. We pay higher base salaries to those named executive officers with greater overall responsibility.

Performance-Based Annual Cash Bonus

We pay performance-based annual cash bonuses to our named executive officers under the Annual Incentive Compensation Plan (“Annual Bonus Plan”) in order to provide incentive for them to work toward the Company’s achievement of annual performance goals established by the Compensation Committee.

Target payments under the Annual Bonus Plan for named executive officers were set for 2008 as follows:

	Target	Annual Bonus Range
Chief Executive Officer	125% of Base Salary	31.25% to 200% of Base Salary
Other Named Executive Officers	75% of Base Salary	18.75% to 131.25% of Base Salary

If the Company does not achieve threshold performance then no annual bonus is paid. Executives who do not receive a “meets expectations” rating or higher in their annual performance review are normally ineligible to receive an annual bonus payment for that year.

In 2007, the Compensation Committee increased the target payment under the Annual Bonus Plan for the named executive officers other than the Chief Executive Officer to 75 percent of base salary from 50 percent after having reviewed the likely status of pay-outs under the Company’s incentive plans, including the Long-Term Plan, for 2007 and considering the need to provide appropriate financial incentive to the Company’s senior executive group. This also resulted in an increase in both threshold and maximum payment levels for this group. For the same reasons, the Compensation Committee continued to set the target payment under the Annual Bonus Plan at 75 percent of base salary for these named executive officers in 2008. The Chief Executive Officer’s payment levels have remained unchanged in each of those years. The Compensation Committee expects to review the appropriate target payment under the Annual Bonus Plan each year.

Our Annual Bonus Plan allows the Compensation Committee, in establishing performance targets under the plan, to choose one or more performance measures from a list of nine factors that have been approved by our shareholders. For 2008, for the named executive officers other than Mr. Halls, the Compensation Committee established a performance target under the Annual Bonus Plan based upon the Company’s achievement of prescribed levels of pre-tax income and return-on-invested-capital. Seventy percent of a participant’s award is based upon the pre-tax income target and 30 percent on the return-on- invested-capital target. All bonus targets and calculations are based on the results of continuing operations. The Annual Bonus Plan targets for 2008 were as follows:

	Threshold	Target	Maximum
Pre-tax income	$141.4 million	$157.1 million	$188.5 million
Return-on-invested-capital	4.6%	4.8%	5.3%

For example, if the Company had achieved pre-tax income of $157.1 million and return-on-invested-capital of 4.8 percent in 2008, the Chief Executive Officer would have received an annual bonus of 125 percent of his base salary. Bonus pay-outs are calculated on the basis of straight-line interpolation between the threshold, target, and maximum points.

In 2008, the Company achieved pre-tax income from continuing operations slightly below the target level, and return-on-invested capital from continuing operations slightly below the maximum level, as follows:

	Actual	Target	Maximum
Pre-tax income	$150.6 million	$157.1 million	$188.5 million
Return-on-invested-capital	5.2%	4.8%	5.3%

This resulted in annual bonus payments to Messrs. Serra, McHugh and Bahler, and Ms. Petrucci at a level slightly below target.

Mr. Halls’s target under the Annual Bonus Plan for 2008 was based upon the achievement by the operating divisions for which he had responsibility at the beginning of the year of a prescribed level of division profit. (Mr. Halls’s responsibilities were expanded during the course of 2008; however, his annual bonus for 2008 was based only on the results of the divisions for which he had responsibility for the entire year. Beginning in 2009, Mr. Halls’s performance target under the Annual Bonus Plan will be the same as that for all other named executive officers.)

As Mr. Mina was not employed by us on the bonus payment date, he was ineligible to receive an annual bonus payment.

Division profit is a non-GAAP financial measure. It reflects income from continuing operations before income taxes, corporate expense, non-operating income, and net interest expense. A reconciliation of division profit to income from continuing operations is contained in the segment information footnote to our financial statements.

One of the performance measures we use in determining annual bonuses, return-on-invested-capital (“ROIC”), is also a non-GAAP financial measure. For purposes of calculating the annual bonus, we define ROIC as follows:

ROIC	=	Operating Profit after Taxes
Average Invested Capital

Operating Profit after Taxes (Numerator)=	Average Invested Capital (Denominator)=

Pre-tax income	Average total assets

+/- interest expense/income	- average cash, cash equivalents, and short-term investments

+ implied interest portion of operating lease payments	- average year-end inventory

+/- Unusual/non-recurring items	+ 13-month average inventory

= Earnings before interest and taxes (EBIT)	+ average estimated asset base of capitalized operating leases

- Estimated income tax expense	= Average Invested Capital

= Operating Profit after Taxes

Certain items used in the calculation of ROIC, such as the implied interest portion of operating lease payments, certain unusual or non-recurring items, average estimated asset base of capitalized operating leases, and 13-month average inventory, while calculated from the financial records of the Company, cannot be calculated from our audited financial statements. Prior to the Compensation Committee determining whether bonus targets have been achieved, the Company’s independent registered public accounting firm, at the request, and for the restricted use, of the Compensation Committee, reviews the bonus calculations.

The performance targets established by the Compensation Committee are based upon the business plan and budget reviewed and approved each year by the Finance and Strategic Planning Committee and the Board of Directors. In the case of Mr. Halls’s bonus target for 2008, the target slightly exceeded the combined divisional profits contained in the annual business plan and budget for the businesses for which he had responsibility. We believe that these targets are reasonably demanding, and that bonus pay-outs are correlated to Company performance, as evidenced by our pay-out history over the past five years. During that time, we have paid an annual bonus to corporate officers between threshold and target twice, between target and maximum once, and we have paid no annual bonus twice.

Performance-Based Long-Term Bonus

We pay performance-based long-term bonuses to our named executive officers under our Long-Term Incentive Compensation Plan (“Long-Term Plan”) in order to provide incentive for them to work toward the Company’s achievement of performance goals established by the Compensation Committee for each three-year performance period. While bonuses under the Long-Term Plan may be paid in either cash or stock, in recent years, we have made these payments in cash.

For many years, target payments under the Long-Term Plan for senior corporate officers have been at the following levels:

Target	Range of Payments
90% of Initial Base Salary	22.5% to 180% of Initial Base Salary

If the Company does not achieve threshold performance, as was the case for the 2006-2008 performance period, then no long-term bonus is paid.

Pay-out levels are based on an executive’s rate of base salary payable in the first year of the three-year performance period. For example, if an executive’s base salary is set at $500,000 at the time executive salaries are reviewed in the first year of the performance period, that executive’s target pay-out under the Long-Term Plan would be $450,000. In addition, we adjust on a pro rata basis, the rate of base salary on which pay-out levels are based for salary increases during the performance period related to promotions.

Our Long-Term Plan allows the Compensation Committee, in establishing performance targets under the plan, to choose one or both of consolidated net income or return-on-invested-capital, factors approved by our shareholders. In 2008, the Committee established a performance target for the 2008-2010 performance period under the long-term plan based upon return-on-invested capital. Off of the planned invested capital base, the Company must achieve 80 percent of target after-tax income before a threshold-level bonus is paid, and the maximum pay-out level is reached if after-tax income reaches 120 percent of target. It should be noted that the actual invested capital base will also fluctuate, and the final pay-out for the performance period will also depend upon the invested capital base achieved during the period. Return-on-invested-capital is calculated using the same methodology as is used for the Annual Bonus Plan, as described on Page 23, except that, in addition, long-term bonus expense is excluded from the operating profit calculation.

These performance targets are based upon the business plan and budget for the three-year period reviewed and approved by the Finance and Strategic Planning Committee and the Board of Directors. We believe that these targets are reasonably demanding, and that bonus pay-outs are correlated to Company performance, as evidenced by our pay-out history over the last five years. During that time, we have paid long-term bonuses between threshold and target once, between target and maximum twice, and there has been no pay-out twice.

In 2006, the Compensation Committee established the following return-on-invested-capital target for the 2006-2008 performance period under the Long-Term Plan:

	Threshold	Target	Maximum
Three-year average return-on-invested-capital	8.9%	10.5%	12.1%

As the Company did not achieve the threshold level of return-on-invested capital for the performance period, we did not pay long-term bonuses to the participants in the Long-Term Plan, including the named executive officers, for the 2006-2008 performance period.

We do not have a formal policy with regard to the adjustment or recovery of bonus payments if it is determined, at a future date, that the relevant performance measures upon which the payments are based are restated or adjusted. We have not had this situation arise, and if it were to arise, we would expect to make an evaluation at that time based upon the circumstances and the role of each individual executive in the events that gave rise to the restatement or adjustment.

In preparing our financial statements for 2008, we discovered an error in the calculation of income tax expense for 2007, which resulted in a restatement of our results for 2007, pursuant to Staff Accounting Bulletin 108, that decreased our 2007 net income by approximately $6 million. As we did not pay the named executive officers annual bonuses for 2007 or long-term bonuses for the 2005-2007 performance period, this misstatement of 2007 income did not affect the amount of any bonuses paid to the named executive officers.

Items Disregarded for Annual and Long-Term Bonus Calculations

Under normal circumstances, the Compensation Committee has no discretion to increase annual or long-term bonus payments, which are formula-driven based upon Company performance, and our program for the named executive officers does not provide for discretionary adjustments based upon individual performance. The Compensation Committee has not adjusted, either upward or downward, any of the annual or long-term bonus payments to the named executive officers shown in the summary compensation table from pay-outs calculated based upon the applicable formula. The Committee has limited authority when determining bonus payments, consistent with Section 162(m) of the Internal Revenue Code, to disregard certain events that it determines to be unusual or non-recurring. When establishing the targets, the Committee normally specifies certain items that it considers to be unusual or non-recurring, and these events, if they occur, are automatically excluded when calculating payments. For example, in recent years targets have excluded the effect of acquisitions or dispositions, any non-cash impairment charges, and changes in accounting and tax rules.

In 2008, in addition to disregarding tax regulatory changes, results of the CCS business acquired during the year, and results of disposed operations, we excluded the following items in calculation of annual bonus pay-outs:

Item	Pre-Tax Amount (in millions)	After-Tax Amount (in millions)

Goodwill and other intangible asset impairments	$169	$123

Impairment of Northern Group note	15	15

Impairment of money market fund investment	3	3

Impairment of U.S. store long-lived assets	67	41

Long-Term Equity-Based Awards

A. Stock Options

We make stock option awards to our named executive officers in order to more closely align the interests of our named executive officers with those of our shareholders. Equity-based awards are the responsibility of the Compensation Committee, which is composed entirely of independent directors.

Stock option awards of the same size are normally made each year to named executive officers holding comparable positions, with larger awards being made to those with greater responsibility. The Compensation Committee awards stock options with exercise prices equal to the fair market value of our stock on the date of grant. Under the 2007 Stock Incentive Plan, fair market value is defined as the closing price on the grant date. The Compensation Committee has not granted options with an exercise price of less than the fair market value on the grant date. Options normally vest at the rate of one-third of the total grant per year over the first three years of the ten-year option term, subject to accelerated vesting in certain circumstances. The Compensation Committee does not normally consider an executive’s gains from prior stock awards in making new awards.

B. Restricted Stock Awards

We make restricted stock awards to our named executive officers in order to more closely align the interests of our named executive officers with those of our shareholders, to provide our executives with an opportunity to increase their equity ownership, and to ensure the retention of key executives.

In recent years, the Compensation Committee has made annual grants of restricted stock to the Company’s Chief Executive Officer. In 2008, the Committee also made restricted stock awards to four of the other named executive officers. In making these grants, the Committee considers an executive’s past performance, an executive’s expected ability to contribute to the Company’s performance in the future, retention, and the desire to provide equity-based compensation through both stock options and restricted stock. When making restricted stock awards for retention purposes, the Compensation Committee considers an executive’s prior awards and their vesting schedule. The restrictions on restricted stock normally lapse a specified period following the grant date (normally three years). The holders of restricted stock receive dividends on their restricted shares at the time the dividends are paid.

C. Stock Ownership Guidelines

We have adopted stock ownership guidelines for our directors and senior executives, including the named executive officers. The target date for compliance with these guidelines is February 2011. The guidelines require that the Chief Executive Officer own shares having a value at least equal to four times his base salary and that the other named executive officers own shares having a value at least equal to two times base salary. In determining whether an executive meets the guidelines, we consider owned shares and restricted stock, but we do not consider stock options. As of the end of 2007, all of the named executive officers met these stock ownership guidelines. In light of the decline in our share price in 2008, however, all of the named executive officers subject to the guidelines at year-end had fallen below the prescribed ownership level. When the guidelines were adopted in 2006, executives were given five years, until February 2011, to meet the ownership levels.

We do not permit our executive officers to take short or long positions in our shares; however, we do not otherwise have a formal policy with regard to executive officers hedging their economic interest in company stock or options. To our knowledge, none of the named executive officers hedged their position in our shares or options during 2008, although some of the named executive officers may hold their shares in accounts that permit margin loans to the executive.

Retirement and Other Benefits

A. Retirement Plan and Excess Cash Balance Plan

All United States-based associates of the Company who meet the eligibility requirements are participants in the Foot Locker Retirement Plan. The Retirement Plan and the method of calculating benefits payable under it are described on Page 54. All of the named executive officers are participants in the Retirement Plan. The Internal Revenue Code limits the amount of compensation that may be taken into consideration in determining an individual’s retirement benefits. Therefore, those participants in the Retirement Plan, including the named executive officers, whose compensation exceeds the Internal Revenue Service limits are also participants in the Excess Cash Balance Plan, described on Page 54, which pays the difference between the amount a participant receives from the Retirement Plan and the amount the participant would have received were it not for the Internal Revenue Service limits.

B. 401(k) Plan

The Company maintains a 401(k) Plan for its eligible U.S. associates, and all of the named executive officers participate in it. The Plan permits participants to contribute the lesser of 40 percent of eligible compensation or the limit prescribed by the Internal Revenue Service to the 401(k) Plan on a before-tax basis. The Company will match 25 percent of the first 4 percent of pay that is contributed to the 401(k) Plan, and the Summary Compensation Table on Page 32 includes, in All Other Compensation, the amount of the company-match for each of the named executive officers. The Company match is made in shares of Company stock, valued on the last trading day of the plan year.

C. Supplemental Executive Retirement Plan

The Company maintains a Supplemental Executive Retirement Plan, described on Page 55, for certain senior officers of the Company and other key employees, including the named executive officers. The Supplemental Plan is an unfunded plan administered by the Compensation Committee, which sets an annual target incentive award for each participant consisting of a percentage of salary and annual bonus based on the Company’s performance against target. Contributions may range from 4 percent to 12 percent of salary and annual bonus, depending on the Company’s performance against the established target, with an 8 percent contribution being made for target performance. The target established by the Compensation Committee under the Supplemental Plan is normally the same as the target performance under the annual bonus plan. Participant accounts accrue simple interest at the rate of 6 percent annually. The Supplemental Plan also provides for the continuation of medical insurance benefits to vested participants following their retirement.

Based upon the Company’s performance in 2008, a credit of 7.65 percent of 2008 base salary and annual bonus was made to the Supplemental Plan for each of the named executive officers. As of the end of 2008, the account balances of the named executive officers ranged from $122,306 for Mr. McHugh to $2,639,252 for Mr. Serra. Under the terms of the Supplemental Plan, executives are vested in their account balances based upon a combination of age and service. Of the named executive officers, Messrs. Serra, and Bahler are currently vested, and Mr. Mina was vested at the time of the termination of his employment.

The Retirement Plan takes into account only base salary and annual bonus in determining pension benefits. Credits to our Supplemental Executive Retirement Plan are based only on base salary and annual bonus. Therefore, stock awards have no effect on the calculation of pension payments.

Perquisites

We provide the named executive officers with certain perquisites, which the Compensation Committee believes are reasonable and consistent with its overall objective of attracting and retaining talented retail industry executives. The Company provides the named executive officers with an automobile allowance, financial planning, medical expense reimbursement, annual physical, supplemental long-term disability insurance, and life insurance. In addition, the Company provides Mr. Serra with a driver and reimburses Mr. Halls for a limited amount of travel expenses of his spouse when she accompanies him on business trips. Given Mr. Halls’s responsibility for our international businesses and the amount of time he spends traveling outside the United States on Company business, we consider this to be a reasonable perquisite uniquely applicable to his situation and responsibilities.

We generally do not gross up executives for the income tax liability they incur due to the perquisites they receive. Given Mr. Halls’s extensive international travel obligations, as an exception to our general policy, through the end of 2008, we grossed up Mr. Halls for his income tax liability related to spousal travel. We have discontinued this as of the beginning of 2009.

How does each element of compensation fit into our overall compensation objectives? How does each element affect our decisions regarding other elements?

As stated at the beginning of this discussion and analysis, the objectives of our compensation program are to attract, motivate, and retain talented retail industry executives in order to maintain and enhance the Company’s performance and its return to shareholders.

•

Base salaries fit into these compensation objectives by attracting and retaining talented retail company executives by paying them base salaries commensurate with their position, experience and responsibilities.

•	The performance-based annual and long-term cash bonus plans are designed to reward executives for enhancing the company’s performance through the achievement of performance targets.

•

Long-term equity-based awards (stock options and restricted stock) are designed to reward executives for increasing our return to our shareholders through increases in our stock price, and restricted stock awards may, in addition, serve to help retain key executives.

Base salaries of named executive officers rarely change materially from year-to-year unless there has been a change in responsibility or other special factors apply. As discussed above, the Compensation Committee continued for 2008 the increased annual bonus target payment for the named executive officers other than Mr. Serra. Long-term bonus target payments, as a percentage of base salary, have been consistent based upon position during the prior three-year period. Mr. Serra’s target bonus payments were the subject of negotiation between him and the Company and are specified in his employment agreement. In determining total compensation, stock options are valued by the Committee’s outside compensation consultant using the Black-Scholes model. Restricted stock awards are valued based upon the share price at the time of grant.

Compensation Plans and Risk

We believe that our compensation program encourages our named executive officers to take energetic action to improve the Company’s performance without encouraging them to take undue risk. The cash incentive elements of the program—annual bonus and long-term bonus—are paid based upon performance as compared to the Company’s annual and three-year business plans, which are prepared each year by the Company’s management and reviewed and approved by the Finance and Strategic Planning Committee and the Board of Directors. While in some years these business plans have proven to be aggressive—as shown in hindsight when the plans are not achieved and bonuses are not paid—our history suggests that, on balance, they are reasonably achievable under normal business conditions. This encourages management to manage the business well without pressuring them to take undue risks in order to obtain a bonus payment.

Our equity-based compensation for the named executive officers is designed with a similar goal in mind. Equity grants are relatively modest in relation to overall compensation. Stock options normally vest ratably over a three-year period and have a 10-year term, reducing the risk that an executive will take short-term action to inflate the price of the Company’s stock for a brief period. Restricted stock awards normally vest after three years of continued service, and do not depend upon achieving a pre-set performance goal.

In addition, there are certain other factors related to our compensation programs for the named executive officers that we believe help reduce the likelihood that compensation opportunity will encourage our executives to take undue risk:

•

As the bonus targets are based on the business plan, any significant deviation from the plan undertaken by management during the course of the year must be reviewed and approved by the Board of Directors.

•

As a retail company, we believe that one of the larger risks we run is to encourage management to achieve profit without taking into account the capital used, particularly working capital invested in inventory. We have therefore designed our bonus plans for senior management, including the named executive officers, to take into account return-on-invested-capital as well as pre-tax profit in determining whether a bonus will be paid.

•

We have designed our plans so that executives who receive a “Not Meeting Expectations” or “Unsatisfactory” rating under the company’s annual performance appraisal process are not eligible to receive a bonus payment. This helps prevent an individual executive from taking any action inconsistent with the business plan or otherwise exposing the company to undue risk.

•

Finally, cash incentive payments and equity grants are not outsized in relation to base salary. At target, the Chief Executive Officer has the opportunity to earn 125 percent of his base salary in annual bonus and 90 percent of his base salary in long-term bonus. Comparable percentages for the other named executive officers are 75 percent and 90 percent.

Compensation Committee Procedure

The Compensation Committee normally holds two scheduled meetings for the purpose of considering executive compensation. In 2008, as discussed below, the Committee held three meetings for this purpose.

At the first meeting, held in February, the Committee reviewed a report from its outside compensation consultant on the Company’s executive compensation program, general executive compensation trends, trends in the retail industry, and specific background information on each senior management position.

Based upon the material reviewed and the discussion of the Committee at this meeting, our Sr. Vice President—Human Resources, working with our Chairman of the Board and Chief Executive Officer, then prepared compensation recommendations to the Committee, covering all elements of compensation, for all corporate officers and heads of our operating divisions, other than the Chief Executive Officer himself, which were forwarded to the Chair of the Compensation Committee for his review. There were also discussions between the Chairman of the Board and Chief Executive Officer and the Chair of the Compensation Committee with regard to these proposals. Based upon input from the Chair of the Compensation Committee, the Human Resources Department then finalized these recommendations and prepared material for review by the Compensation Committee.

The Compensation Committee then held a second regularly scheduled meeting in March to consider these recommendations and set compensation for the Company’s executives. At this meeting, the Committee reviewed a tally sheet that set out all elements of proposed compensation for each of the Company’s senior executives, including the named executive officers, in order to assist in its evaluation of the compensation proposals for 2008.

At this meeting the Committee also discussed among themselves (with the Sr. Vice President, General Counsel and Secretary also present) compensation for the Chairman of the Board and Chief Executive Officer for 2008, and decided to make the stock option and restricted stock awards to him shown in the table on Page 34.

Except in the case of promotions or other unusual circumstances, the Compensation Committee considers stock awards only at this meeting, which is normally held within a few weeks following the issuance of the Company’s full-year earnings release for the prior year. It is also at this meeting that the Compensation Committee determined whether performance targets under the Annual Bonus Plan for the prior year and under the Long-Term Incentive Compensation Plan that ended in the prior year had been achieved, determined the amount of annual and long-term bonus pay-outs, adjusted base salaries for the upcoming year, and established targets under the Annual and Long-Term Plans for the upcoming year and three-year performance period.

In 2008, the Committee made all stock option and restricted stock awards to the named executive officers at its regularly scheduled meeting in March. The Compensation Committee has delegated authority to its Chair to approve stock option awards of up to 25,000 shares to any single individual other than a corporate officer. The Chair generally uses this authority to approve stock option grants made during the course of the year in connection with promotions or new hires. In 2008, the Chair used this authority to approve grants of options to three executives, none of whom was a named executive officer, to purchase a total of 22,000 shares. Those options are priced at fair market value on the date the Chair signs the approval. Neither the Compensation Committee nor its Chair has delegated authority to management to make stock option or restricted stock awards.

In 2008, the Compensation Committee held a third meeting, in the fall, attended by its outside compensation consultant, to discuss possible changes to the executive compensation program to take effect in 2009. [After consideration, the Committee decided not to make any changes to the program.]

The Compensation Committee directly retains Mercer as its consultant on executive compensation matters. In addition to advising the Committee, other consultants and employees within Mercer provide U.S. and Canadian pension administration services to the Company, and in 2008 fees paid to Mercer for advising the Committee represented approximately 15 percent of total fees paid by the Company to Mercer. In preparing its material for the Compensation Committee, Mercer consults with the Company’s Chairman of the Board and Chief Executive Officer, Sr. Vice President—Human Resources, Sr. Vice President and General Counsel, and Vice President—Human Resources.

Executive Employment Agreements

As more fully described on Pages 39 to 42, we have employment agreements with each of our named executive officers. In 2008, we entered into a new agreement with Mr. Serra, our Chief Executive Officer, solely to make changes to comply with Internal Revenue Code Section 409A. In 2008, we also entered into new agreements with the other named executive officers in order to make changes required to comply with Internal Revenue Code Section 409A and Section 162(m), to make certain provisions consistent in our executive employment agreements, and to make other changes.

Our employment agreements with the named executive officers provide for severance payments to the executive if we terminate the executive’s employment without cause or if we give the executive good reason to terminate employment. These payments to the named executive officers, calculated as if termination of employment occurred at the end of our last fiscal year, are set out in the tables on Pages 43 to 53.

The named executive officers other than Mr. Serra, whose arrangements are discussed in the next paragraph, receive an enhanced severance payment if the executive’s employment is terminated without cause or if the executive terminates employment for good reason within two years following a change-in- control. For an executive to receive the enhanced severance payment, two events must occur: first, employment must be terminated for one of the specified reasons, and second, this termination must occur within two years following a change-in-control. We believe that these provisions, which we have had in place for a number of years, provide appropriate protection to our executives, comparable to that available at peer companies, and, with regard to the enhanced severance following a change-in-control, protect us from losing key executives during a period when a change-in-control may be threatened or pending.

Mr. Serra’s employment agreement also provides for an enhanced severance payment if his employment is terminated without cause or if he terminates his employment for good reason within two years following a change-in-control. In addition, his agreement provides that, following a change-in-control, there is a 30-day period during which Mr. Serra may elect to terminate his employment and receive this enhanced severance payment. We believe that this payment mechanism, which has been in Mr. Serra’s employment agreement since he became our Chief Executive Officer, is comparable to that provided to many chief executive officers of public companies and benefits us, if a potential change-in-control were to arise, by allowing him to focus fully on the best interests of our Company and shareholders while a change-in-control is pending without being distracted by concerns about his personal situation.

All of the named executive officers have agreed in their employment contracts not to compete with the Company for two years following the termination of employment and not to hire Company employees during that same period. This restriction does not apply following a change-in-control.

None of the named executive officers, other than Mr. Serra, is entitled to a gross-up payment upon a change-in-control. As noted above, Mr. Serra’s employment agreement has not been materially modified and the gross-up provision included in Mr. Serra’s employment agreement has remained unchanged.

Accounting and Tax Considerations

While we review both the accounting and tax effects of various components of compensation, these effects are not a significant factor in the Compensation Committee’s allocation of compensation among the different components. In general, it is our position that compensation paid to executive officers should be fully deductible for U.S. tax purposes, and we have structured our bonus and option programs so that payments made under them are deductible. In certain instances, however, we believe that it is in the Company’s best interests, and that of its shareholders, to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Internal Revenue Code in order to provide a compensation package consistent with our program and objectives. The portion of Mr. Serra’s base salary that exceeds $1,000,000, the value of restricted stock awards made to him, and potentially a portion of the value of restricted stock awards made to one or more of the other named executive officers, are not expected to be deductible.

Compensation Committee Report

The Compensation and Management Resources Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

James E. Preston, Chair
Alan D. Feldman
Matthew M. McKenna
Cheryl Nido Turpin

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(6)	All Other Compensation($)(7)	Total ($)
Matthew Serra	2008	1,500,000	—	1,129,402	341,212	1,728,339	417,593	245,964	5,362,510
Chairman, President	2007	1,500,000	—	1,613,477	444,589	—	227,515	75,717	3,861,298
and CEO	2006	1,500,000	—	1,637,369	679,752	1,547,582	225,627	82,573	5,672,903
Robert McHugh	2008	525,000	—	523,656	85,832	376,464	82,615	300,653	1,894,220
Senior VP and CFO	2007	518,750	—	517,331	116,289	—	34,348	20,211	1,206,929
	2006	500,000	—	480,033	146,012	272,839	34,550	23,447	1,456,881
Ronald Halls	2008	704,167	—	627,928	167,251	312,675	102,678	533,847	2,448,546
President and CEO–	2007	650,000	—	537,128	278,443	—	50,217	292,142	1,807,930
Foot Locker, Inc.–	2006	528,409	250,000	215,406	226,254	141,252	47,111	29,119	1,437,551
International
Gary Bahler	2008	524,975	—	344,856	95,441	376,446	147,421	327,999	1,817,138
Senior VP, General	2007	524,975	—	302,531	138,485	—	92,659	36,080	1,094,730
Counsel and	2006	517,400	—	270,925	177,051	380,724	86,081	32,604	1,464,785
Secretary
Laurie Petrucci	2008	468,573	—	344,656	95,441	336,002	84,802	319,743	1,649,217
Senior VP–Human	2007	468,573	—	302,531	138,485	—	43,853	37,368	990,810
Resources	2006	461,942	—	270,925	177,051	340,156	42,390	26,821	1,319,285
Former Executive Officer
Richard Mina	2008	656,250	—	595,767	108,879	—	225,918	1,924,861	3,511,675
Former President &	2007	868,750	—	1,140,060	251,060	—	137,457	49,370	2,446,697
CEO–Foot Locker,	2006	837,500	—	1,342,247	365,167	609,418	127,945	49,453	3,331,730
Inc.–USA

Notes to Summary Compensation Table

(1)

Ronald Halls has served as President and Chief Executive Officer of Foot Locker, Inc.—International since October 9, 2006. Previously, he was President and Chief Executive Officer of the Company’s Champs Sports division.

Richard Mina served as President and Chief Executive Officer of Foot Locker, Inc.—USA from February 2003 until September 30, 2008.

(2)	Guaranteed retention bonus paid to executive for 2006.

(3)

The amounts in this column represent the compensation expense recognized for financial statement reporting purposes for the designated fiscal years for the restricted stock awards granted in those years, as well as in prior years, in accordance with FAS 123R. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include expected dividend payments at the same rate as paid on our shares of Common Stock. For more information on the valuation of the restricted stock awards, please refer to Notes [25], 23, and 22, respectively, of the Company’s financial statements in our Forms 10-K filed with the SEC for 2008, 2007 and 2006. The amounts shown in the table reflect the Company’s accounting expense for these awards and do not necessarily reflect the actual value that may be recognized by the named executives. A total of 90,000 shares of unvested restricted stock granted in 2006 and 2007 to Mr. Mina were forfeited in 2008 in connection with the termination of his employment.

(4)

The amounts in this column represent the compensation expense recognized for financial statement reporting purposes for the designated fiscal years for the stock options granted to each of the named executives in those fiscal years, as well as in prior fiscal years, in accordance with FAS 123R. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants covered in this table, please refer to Notes [25], 23 and 22, respectively, of the Company’s financial statements in our Forms 10-K filed with the SEC for 2008, 2007 and 2006. Please also refer to the Grants of Plan-Based Awards Table on Page XX for information on the options granted in 2008. The amounts shown in the table reflect the Company’s accounting expense for these awards and do not necessarily reflect the actual value that may be recognized by the named executives.

(5)

For 2008, this column includes payments made under the Annual Incentive Compensation Plan (the “Annual Bonus Plan”). For 2006, the amounts include payments made under the Annual Bonus Plan and the Long-Term Incentive Compensation Plan for the 2004-2006 Performance Period.

(6)

Amounts shown in column (h) represent the annual change in pension value during each of our last thee fiscal years for each of the executives. Please see Page XX for more information on 2008 pension benefits.

(7)

This column includes perquisites, and the amounts attributable to the executives for 2008 are shown in the table below. We valued these perquisites at the incremental cost to the Company of providing the personal benefits to the executives, which represents the actual cost attributable to providing these personal benefits. Please note:

•

The amount shown in the table for Mr. Serra’s auto allowance includes the incremental cost to the Company of providing him with the personal use of a driver, who is a full time employee of the Company and who also performs other regular duties for the Company.

•

The amount shown below in the table under Tax Gross-Ups represents the tax gross up amounts paid to Mr. Halls related to his wife’s travel expenses. Beginning in 2009, we no longer provide a tax gross up to Mr. Halls for this benefit.

•

The amounts shown in the table under the 401(k) Match column represent the dollar value of the Company’s matching contribution under the Foot Locker 401(k) Plan made to the named executive’s account in shares of Common Stock. The shares of stock for the 2008 matching contribution were valued at $7.34 per share.

•

The amounts shown for each individual under the column Accrual for Post-Termination Medical reflect the amounts accrued in 2008 for the actuarial present value of the future cost of providing this benefit to these individuals.

•

The amounts shown in this column for Mr. Mina include the perquisites attributable to him for 2008 prior to the termination of his employment. In addition, this column includes post-termination medical benefits and unpaid severance and other benefits in connection with the termination of his employment, assuming that Mr. Mina would be entitled to such benefits. No post-termination benefits have been paid to him as of [  , 2009]. Additional information on termination payments for Mr. Mina is provided on Page XX under the heading Potential Payments upon Termination or Change in Control.

Name	Auto Allowance	Financial Planning	Medical Expense Reimbursement and Executive Physical	Supp. LTD Insurance Premiums	Accrual for Post- Termination Medical	Spousal Travel Reimbursement	Tax Gross-Up on Spousal Travel Expense	Universal Life Insurance Premium	Emp. Agreement Legal Fees	401(k) Match	Total
M. Serra	61,540	—	13,605	—	164,597	—	—	—	3,922	2,300	245,964
R. McHugh	9,393	—	5,394	—	283,566	—	—	—	—	2,300	300,653
R. Halls	30,084	—	3,412	—	261,898	123,736	112,417	—	—	2,300	533,847
G. Bahler	15,210	7,500	3,786	5,565	291,020	—	—	2,618	—	2,300	327,999
L. Petrucci	22,500	9,168	4,366	—	279,104	—	—	2,305	—	2,300	319,743

Name	Auto Allowance	Vacation Payout	Executive Physical	Medical Expense Reimbursement	Supp. LTD Insurance Premiums	Universal Life Insurance Premium	Accrual for Post- Termination Medical	Accrued Severance Benefits	Total
Former Executive Officer
R. Mina	28,191	16,827	855	5,000	2,641	3,526	348,372	1,519,449	1,924,861

The following Grants of Plan-Based Awards Table shows the awards made to the named executive officers in 2008 under the Annual Bonus Plan and the Long-Term Bonus Plan, as well as the restricted stock and stock option awards under the Company’s stock option and award plans.

GRANTS OF PLAN-BASED AWARDS

(a)	(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			(i)	(j)	(k)	(l)
		(c)	(d)	(e)	(f)	(g)	(h)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
M. Serra	03/26/08(1)	468,750	1,875,000	3,000,000
	03/26/08(2)	337,500	1,350,000	2,700,000
	03/26/08(3)							50,000			583,000
	03/26/08(4)								100,000	11.66	241,430

R. McHugh	03/26/08(1)	98,438	393,750	689,063
	03/26/08(2)	118,125	472,500	945,000
	03/26/08(3)							10,000			116,600
	03/26/08(4)								25,000	11.66	61,828

R. Halls	03/26/08(1)	131,250	525,000	918,750
	03/26/08(2)	157,500	630,000	1,260,000
	03/26/08(3)							20,000			233,200
	03/26/08(4)								25,000	11.66	61,828

G. Bahler	03/26/08(1)	98,438	393,750	689,063
	03/26/08(2)	118,125	472,500	945,000
	03/26/08(3)							10,000			116,600
	03/26/08(4)								25,000	11.66	61,828

L. Petrucci	03/26/08(1)	87,863	351,450	615,038
	03/26/08(2)	105,435	421,740	843,480
	03/26/08(3)							10,000			116,600
	03/26/08(4)								25,000	11.66	61,828

Former Executive Officer
R. Mina	03/26/08(1)	164,063	656,250	1,148,438
	03/26/08(2)	196,875	787,500	1,575,000

Notes to Grants of Plan-Based Awards Table

(1)	Annual Bonus Awards

Amounts shown reflect the payment levels at threshold, target, and maximum performance for the 2008 fiscal year under the Company’s Annual Bonus Plan and reflect the potential amounts that would be paid at the end of the period if the applicable performance goals were achieved. The estimated bonus payouts under the Annual Bonus Plan are based on a percentage of the executive’s base salary. For Mr. Serra, the threshold, target, and maximum amounts represent 31.25 percent, 125 percent, and 200 percent, respectively, of his annual base salary. For the other named executive officers shown in the table, the threshold, target, and maximum amounts represent 18.75 percent, 75 percent, and 131.25 percent, respectively, of each executive’s annual base salary. Although Mr. Mina participated in the Annual Bonus Plan in 2008, he was not eligible to receive a payment under the plan because his employment terminated prior to the completion of the plan year.

(2)	Long-Term Bonus Awards

Amounts shown reflect the estimated payment levels at threshold, target, and maximum performance for the three-year performance period of 2008-2010 under the Company’s Long-Term Bonus Plan and reflect the potential amounts that would be paid at the end of the performance period if the applicable performance goals are achieved. For each executive, the amounts shown under threshold, target, and maximum represent 22.5 percent, 90 percent, and 180 percent, respectively, of each executive’s annual base salary as of May 1 in the first year of the performance period. No amounts are paid to the executives under the Long-Term Bonus Plan unless the performance goals for the three-year performance period are achieved. Although Mr. Mina participated in the Long-Term Bonus Plan, his award for the 2008-2010 performance period was cancelled upon the termination of his employment.

(3)	Restricted Stock Awards

Amounts shown in the table under column (i) represent the number of shares of restricted stock awarded to the executive on the grant date. The restricted stock awards were granted under the 2007 Stock Incentive Plan. The shares of restricted stock granted to Mr. Serra in 2008 will vest on January 30, 2010 and the shares awarded on this date to the other executives will vest on March 26, 2011, provided that the executives remain employed by the Company from the date of grant through the applicable vesting dates of the awards. The executives have the right to receive all regular cash dividends payable after the date of grant to all record holders of our Common Stock. The grant date fair value of the restricted stock awards shown in column (l) includes expected dividend payments on the shares. Mr. Mina forfeited 90,000 shares of unvested restricted stock in connection with the termination of his employment in October 2008.

(4)	Stock Option Grants

The amounts in column (j) reflect the number of stock options granted in 2008 under the Company’s stock option and award plans. The stock options were granted under the 2007 Stock Incentive Plan. The exercise price reflected in column (k) is equal to the closing price of a share of the Company’s Common Stock on the grant date. In general, no portion of any stock option may be exercised until the first anniversary of its date of grant. The options granted in 2008 become exercisable in three installments, beginning on the first annual anniversary of the date of grant.

Vested options may be exercised for ten years following the date of grant, unless the option is cancelled or exercised sooner than this. If the executive retires, becomes disabled, or dies while employed by the Company or one of its subsidiaries, all unexercised options that are then exercisable, plus those options that would have become exercisable on the next anniversary of the grant date, will remain (or become) exercisable as of that date. Moreover, upon the occurrence of a Change in Control, all outstanding options will become immediately exercisable as of that date. In general, options may remain exercisable for up to three years following a participant’s retirement or termination due to disability, and for up to one year for any other termination of employment for reasons other than cause.

(5)	Grant Date Fair Value

The amounts shown in column (l) reflect the grant date fair value of the full restricted stock and stock option awards granted in 2008, calculated in accordance with FAS 123R. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include expected dividend payments on shares of restricted stock at the same rate as paid on our shares of Common Stock. For option awards, that number is calculated by multiplying the Black-Scholes value by the number of options granted. The Black-Scholes value for the options granted in 2008 to Matthew Serra was $2.41, and the Black-Scholes value for the options granted in 2008 to the other named executive officers was $2.47. For information on the valuation assumptions with respect to the 2008 grants, please refer to [Note 25] of the Company’s financial statements in our Form 10-K for the 2008 fiscal year as filed with the SEC.

For restricted stock awards, the fair value is calculated by multiplying the closing price of our Common Stock on The New York Stock Exchange on the award date by the number of shares granted. The closing price of our Common Stock on the date of grant was $11.66.

Salary. The annual base salaries paid to our named executives in 2008 are set forth in the Summary Compensation Table. For 2008, their salaries represented the following percentages of their total compensation: Mr. Serra (28%), Mr. McHugh (27.7%,) Mr. Halls (28.8%), Mr. Bahler (28.9%), Ms. Petrucci (28.4%), and Mr. Mina (18.7%). Information on the named executives’ employment agreements appears beginning on Page 32.

The following table, Outstanding Equity Awards at Fiscal Year-End shows the number of outstanding stock options, both vested and unvested, and the number of unvested shares of restricted stock held by the named executives at the end of the 2008 fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(a)	Option Awards					Stock Awards
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
M. Serra	500,000	0	—	11.905	02/12/2011	—	—	—	—
	200,000	0	—	16.02	04/18/2012	—	—	—	—
	100,000	0	—	16.19	09/11/2013	—	—	—	—
	100,000	0	—	25.365	02/18/2014	—	—	—	—
	115,000	0	—	27.01	02/09/2015	—	—	—	—
	66,666	33,334	—	23.92	03/22/2016	—	—	—	—
	16,166	32,334	—	23.42	03/28/2017	—	—	—	—
	0	100,000	—	11.66	03/26/2018	—	—	—	—
	—	—	—	—	—	18,834	138,618	—	—
	—	—	—	—	—	100,000	736,000	—	—
	—	—	—	—	—	50,000	368,000	—	—
R. McHugh	4,000	0	—	7.1875	01/03/2010	—	—	—	—
	20,000	0	—	11.3125	04/12/2010	—	—	—	—
	20,000	0	—	12.985	04/11/2011	—	—	—	—
	20,000	0	—	16.02	04/18/2012	—	—	—	—
	20,000	0	—	10.245	04/16/2013	—	—	—	—
	20,000	0	—	25.385	04/01/2014	—	—	—	—
	20,000	0	—	28.155	03/23/2015	—	—	—	—
	30,000	0	—	21.48	11/21/2015	—	—	—	—
	6,666	13,334	—	23.42	03/28/2017	—	—	—	—
	0	25,000	—	11.66	03/26/2018	—	—	—	—
	—	—	—	—	—	40,000	294,400	—	—
	—	—	—	—	—	10,000	73,600	—	—
R. Halls	10,000	0	—	16.02	04/18/2012	—	—	—	—
	16,667	0	—	10.065	02/02/2013	—	—	—	—
	20,000	0	—	25.385	04/01/2014	—	—	—	—
	30,000	0	—	28.155	03/23/2015	—	—	—	—
	20,000	10,000	—	23.92	03/22/2016	—	—	—	—
	20,000	10,000	—	24.755	10/12/2016	—	—	—	—
	10,000	20,000	—	23.42	03/28/2017	—	—	—	—
	0	25,000	—	11.66	03/26/2018	—	—	—	—
	—	—	—	—	—	20,000	147,200	—	—
	—	—	—	—	—	30,000	220,800	—	—
	—	—	—	—	—	20,000	147,200	—	—
	—	—	—	—	—	20,000	147,200	—	—
G. Bahler	20,002	0	—	11.3125	04/12/2010	—	—	—	—
	47,500	0	—	12.985	04/11/2011	—	—	—	—
	47,500	0	—	16.02	04/18/2012	—	—	—	—
	33,000	0	—	10.245	04/16/2013	—	—	—	—
	32,000	0	—	25.385	04/01/2014	—	—	—	—
	25,000	0	—	28.155	03/23/2015	—	—	—	—
	16,666	8,334	—	23.92	03/22/2016	—	—	—	—
	6,666	13,334	—	23.42	03/28/2017	—	—	—	—
	0	25,000	—	11.66	03/26/2018	—	—	—	—
	—	—	—	—	—	40,000	294,400	—	—
	—	—	—	—	—	10,000	73,600	—	—
L. Petrucci	15,834	0	—	16.02	04/18/2012	—	—	—	—
	26,667	0	—	10.245	04/16/2013	—	—	—	—
	32,000	0	—	25.385	04/01/2014	—	—	—	—
	25,000	0	—	28.155	03/23/2015	—	—	—	—
	16,666	8,334	—	23.92	03/22/2016	—	—	—	—
	6,666	13,334	—	23.42	03/28/2017	—	—	—	—
	0	25,000	—	11.66	03/26/2018	—	—	—	—
	—	—	—	—	—	40,000	294,400	—	—
	—	—	—	—	—	10,000	73,600	—	—
R. Mina	21,838	0	—	11.3125	10/31/2009	—	—	—	—
	50,000	0	—	12.985	10/31/2009	—	—	—	—
	50,000	0	—	16.02	10/31/2009	—	—	—	—
	100,000	0	—	10.065	10/31/2009	—	—	—	—
	80,000	0	—	25.385	10/31/2009	—	—	—	—
	50,000	0	—	28.155	10/31/2009	—	—	—	—
	33,333	0	—	23.92	10/31/2009	—	—	—	—
	10,000	0	—	23.42	10/31/2009	—	—	—	—

Notes to Table on Outstanding Equity Awards at Fiscal Year End

(1)	The Vesting Schedules for the options shown in columns (b) and (c) are as follows:

Name	Total Number of Securities Underlying Unexercised Options	Date of Grant	Vesting Date for 1/3 of Total Grant		Vesting Date for 1/3 of Total Grant		Vesting Date for 1/3 of Total Grant
M. Serra	500,000	02/12/2001	02/12/2002		02/12/2003		02/12/2004
	200,000	04/18/2002	04/18/2003		04/18/2004		04/18/2005
	100,000	09/11/2003	09/11/2004		09/11/2005		09/11/2006
	100,000	02/18/2004	02/18/2005		02/18/2006		02/18/2007
	115,000	02/09/2005	02/09/2006		02/09/2007		02/01/2008
	100,000	03/22/2006	03/22/2007		03/22/2008		03/22/2009
	48,500	03/28/2007	03/28/2008		03/28/2009		01/30/2010
	100,000	03/26/2008	03/26/2009	*	01/30/2010	*	—
R. McHugh	5,000	02/10/1999	02/10/2000		02/10/2001		02/10/2002
	4,000	01/03/2000	01/03/2001		01/03/2002		01/03/2003
	20,000	04/12/2000	04/12/2001		04/12/2002		04/12/2003
	20,000	04/11/2001	04/11/2002		04/11/2003		04/11/2004
	20,000	04/18/2002	04/18/2003		04/18/2004		04/18/2005
	20,000	04/16/2003	04/16/2004		04/16/2005		04/16/2006
	20,000	04/01/2004	04/01/2005		04/01/2006		04/01/2007
	20,000	03/23/2005	03/23/2006		03/23/2007		03/23/2008
	30,000	11/21/2005	11/21/2006		11/21/2007		11/21/2008
	20,000	03/28/2007	03/28/2008		03/28/2009		03/28/2010
	25,000	03/26/2008	03/26/2009		03/26/2010		03/26/2011
R. Halls	10,000	04/18/2002	04/18/2003		04/18/2004		04/18/2005
	16,667	02/02/2003	02/02/2004		02/02/2005		02/02/2006
	20,000	04/01/2004	04/01/2005		04/01/2006		04/01/2007
	30,000	03/23/2005	03/23/2006		03/23/2007		03/23/2008
	30,000	03/22/2006	03/22/2007		03/22/2008		03/22/2009
	30,000	10/12/2006	10/12/2007		10/12/2008		10/12/2009
	30,000	03/28/2007	03/28/2008		03/28/2009		03/28/2010
	25,000	03/26/2008	03/26/2009		03/26/2010		03/26/2011

* Option granted with 2-year vesting schedule

Name	Total Number of Securities Underlying Unexercised Options	Date of Grant	Vesting Date for 1/3 of Total Grant	Vesting Date for 1/3 of Total Grant	Vesting Date for 1/3 of Total Grant
G. Bahler	20,002	04/12/2000	04/12/2001	04/12/2002	04/12/2003
	47,500	04/11/2001	04/11/2002	04/11/2003	04/11/2004
	47,500	04/18/2002	04/18/2003	04/18/2004	04/18/2005
	33,000	04/16/2003	04/16/2004	04/16/2005	04/16/2006
	32,000	04/01/2004	04/01/2005	04/01/2006	04/01/2007
	25,000	03/23/2005	03/23/2006	03/23/2007	03/23/2008
	25,000	03/22/2006	03/22/2007	03/22/2008	03/22/2009
	20,000	03/28/2007	03/28/2008	03/28/2009	03/28/2010
	25,000	03/26/2008	03/26/2009	03/26/2010	03/26/2011
L. Petrucci	15,834	04/18/2002	04/18/2003	04/18/2004	04/18/2005
	26,667	04/16/2003	04/16/2004	04/16/2005	04/16/2006
	32,000	04/01/2004	04/01/2005	04/01/2006	04/01/2007
	25,000	03/23/2005	03/23/2006	03/23/2007	03/23/2008
	25,000	03/22/2006	03/22/2007	03/22/2008	03/22/2009
	20,000	03/28/2007	03/28/2008	03/28/2009	03/28/2010
	25,000	03/26/2008	03/26/2009	03/26/2010	03/26/2011
Former Executive Officer
R. Mina	21,838	04/12/2000	04/12/2001	04/12/2002	04/12/2003
	50,000	04/11/2001	04/11/2002	04/11/2003	04/11/2004
	50,000	04/18/2002	04/18/2003	04/18/2004	04/18/2005
	100,000	02/02/2003	02/02/2004	02/02/2005	02/02/2006
	80,000	04/01/2004	04/01/2005	04/01/2006	04/01/2007
	50,000	03/23/2005	03/23/2006	03/23/2007	03/23/2008
	50,000	03/22/2006	03/22/2007	03/22/2008	*
	30,000	03/28/2007	03/28/2008	*	*

* Unvested portion of option cancelled upon termination of employment.

(2)	The vesting dates for the restricted stock awards shown in column (g) are as follows:

Name	Date of Grant	Number of Shares	Vesting Date
M. Serra	03/22/2006	18,834	03/15/2009
	03/28/2007	100,000	01/30/2010
	03/26/2008	50,000	01/30/2010
R. McHugh	03/28/2007	40,000	03/15/2010
	03/26/2008	10,000	03/26/2011
R. Halls	03/22/2006	20,000	03/15/2009
	10/12/2006	30,000	10/12/2009
	03/28/2007	20,000	03/15/2010
	03/26/2008	20,000	03/26/2011
G. Bahler	03/28/2007	40,000	03/15/2010
	03/26/2008	10,000	03/26/2011
L. Petrucci	03/28/2007	40,000	03/15/2010
	03/26/2008	10,000	03/26/2011

(3)	Value calculated by multiplying the number of unvested shares by the closing price of $7.36 on January 30, 2009, which was the last business day of the 2008 fiscal year.

The following table, Option Exercises and Stock Vested, provides information on the stock options exercised by the named executives during 2008 and shares of restricted stock that vested during the year.

OPTION EXERCISES AND STOCK VESTED

(a)	Option Awards		Stock Awards
	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
M. Serra	—	—	18,833	206,786
R. McHugh	5,000	12,194	30,000	200,400
R. Halls	—	—	—	—
G. Bahler	—	—	—	—
L. Petrucci	—	—	—	—
Former Executive Officer
R. Mina	—	—	40,000	439,200

EMPLOYMENT AGREEMENTS

We have employment agreements with each of the named executive officers, excluding Richard Mina, and we describe the material terms of each of these agreements below. Information on potential payments and benefits on termination of the agreements is described under the section “Potential Payments upon Termination or Change in Control,” beginning on Page 43.

Matthew D. Serra

•

Position. We entered into a new agreement in December 2008 with Mr. Serra in his position as Chairman of the Board, President and Chief Executive Officer. This agreement contains substantially the same terms and conditions as the agreement entered into with Mr. Serra in 2006, except for changes made to comply with Section 409A of the Internal Revenue Code.

•	Term. The term of this agreement began on October 1, 2006 and ends on January 30, 2010.

•

Base Salary and Bonus. We pay Mr. Serra an annual base salary of not less than $1.5 million during the term of the agreement. Mr. Serra’s annual bonus at target is 125 percent of his base salary, and his bonus at target under the long-term bonus plan for any three-year performance period is 90 percent of his base salary at the beginning of the performance period. If Mr. Serra remains employed by Foot Locker through the end of his contract term, he will be eligible for a pro-rata payout under the Long-Term Bonus Plan for the 2008-2010 and 2009-2011 performance periods, provided the performance goals are met.

•

Benefit Plans and Perquisites. Mr. Serra is entitled to participate in all bonus, incentive, and equity plans offered to senior executives. He is also eligible to participate in all pension, welfare, and fringe benefit plans and perquisites offered to senior executives. The benefits and perquisites available to Mr. Serra include:

—	Company-paid life insurance in the amount of his annual base salary;

—	Long-term disability insurance coverage of $25,000 per month;

—	Annual out-of-pocket medical expense reimbursement of up to $20,000;

—	Financial planning expenses of up to $7,500 annually;

—	Reimbursement of dues and membership fees of one private club of up to $20,000 annually;

—	Automobile expense allowance of up to $40,000 annually and the services of a driver;

Although Mr. Serra is eligible for these perquisites under his agreement, he chose not to receive some of these benefits in 2008.

•	Non-Compete Provision. Mr. Serra’s agreement provides that he may not compete with Foot Locker or solicit our employees for two years following the termination of his employment agreement.

•	Certain Defined Terms in the Agreement:

“Cause” means Mr. Serra:

—	willfully and continuously fails to perform his duties;

—	willfully takes part in misconduct that significantly harms the Company;

—	willfully breaches his employment agreement and does not correct the breach; or

—	is convicted of a felony (other than a traffic violation).

“Change in Control” means any of the following:

—	a person or group makes a tender offer to purchase at least 20 percent of the Company’s outstanding stock;

—

the Company merges with another company or sells all (or substantially all) of its assets. This event would exclude, for example, mergers (or similar transactions) in which no one becomes the beneficial owner of more than 20 percent of the stock outstanding;

—	the acquisition of 20 percent or more of the outstanding stock. (The Board may, however, increase this threshold up to 40 percent);

—	shareholder approval of a plan of liquidation, dissolution, or sale of substantially all of the assets of the Company; or

—

during any period of two consecutive years, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Disability” means:

—

Mr. Serra is incapacitated due to physical or mental illness and, as a result, has not performed his duties on a full-time basis for six months and does not return to perform his duties after the Company gives him notice.

“Good Reason” means, following a Change in Control,

—	a material demotion or reduction in Mr. Serra’s authority or responsibility (except temporarily because of illness or other absence);

—	a decrease in his base salary rate;

—	a reduction in his annual bonus classification level;

—	failure to continue the benefit plans and programs that apply to him, or the reduction of his benefits, without providing substitute comparable plans, programs and benefits;

—	failure by a successor company to confirm in writing that it will assume the Company’s obligations under the agreement; or

—	the Company breaches a material provision of the agreement and does not correct the breach.

Robert W. McHugh, Ronald J. Halls, Gary M. Bahler, and Laurie J. Petrucci

•	Position/Term/Base Salary. We have employment agreements with these executives in their current positions, as follows:

Name	Position	Term of Agreement	2008 Base Salary Rate

R. McHugh	Senior VP and CFO	1/1/2009–1/31/2010	$525,000

R. Halls	President and CEO, Foot Locker, Inc.–International	5/1/2008–1/31/2010	$750,000

G. Bahler	Senior VP, General Counsel and Secretary	1/1/2009–1/31/2010	$525,000

L. Petrucci	Senior VP–Human Resources	1/1/2009–1/31/2010	$468,600

•	Term. The terms of the agreements will automatically be extended for another year unless notice of non-renewal is given three months prior to the expiration date.

•	Base Salary. We pay these executives annual base salaries at rates not less than their salaries at the start of their agreements. The executives’ base salaries for 2008 are shown in the table.

•

Benefit Plans and Perquisites. These executives are entitled to participate in all benefit plans and arrangements in effect at the start of the agreement, including retirement plans, annual and long-term bonus plans, medical, dental, and disability plans, and any other plans subsequently offered to our senior executives.

•

Spousal Travel. Mr. Halls’s wife may accompany him on up to eight business trips each fiscal year at the Company’s expense. In 2008, we grossed up Mr. Halls’s salary for a percentage of this spousal travel expense. Beginning in 2009, the Company discontinued the gross-up of this expense.

•	Non-Compete Provision. The executives’ agreements provide that they may not compete with Foot Locker or solicit our employees for two years following the termination of their employment agreements.

• Certain Defined Terms in the Agreement:

“Cause” means the executive’s:

—	refusal or willful failure to substantially perform his duties;

—	dishonesty, willful misconduct, or fraud with regard to the Company’s business or assets;

—	willful breach of his employment agreement and he does not correct the breach; or

—	conviction of a felony (other than a traffic violation) or any crime involving moral turpitude.

“Change in Control” means any of the following:

—

the Company merges with another company or sells all (or substantially all) of its assets. This event excludes, for example, mergers (or similar transactions) in which no one becomes the beneficial owner of more than 50 percent of the stock outstanding;

—	the acquisition of 35 percent or more of the outstanding stock; or

—

during any period of two consecutive years, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Disability” means:

—

The executive is incapacitated due to physical or mental illness and, as a result, has not performed his duties on a full-time basis for six months, and does not return to perform his duties after the Company gives him notice.

“Good Reason” means:

Prior to a Change in Control,

—

a reduction in base salary, other than an across-the-board reduction in senior executive salaries over a three-year period and the reduction is less than 20% of the executive’s salary from the beginning of the three-year period;

—	material change in the executive’s authority or responsibilities, except temporarily as a result of illness or other absence;

Following a Change in Control,

—	any reduction in base salary;

—	failure to continue the benefit plans and programs that apply to the executive, or the reduction of his benefits, without providing substitute comparable plans and benefits;

—	a material demotion or reduction in executive’s authority or responsibility (except temporarily because of illness or other absence);

At any time,

—	a reduction in the executive’s annual bonus classification level, other than in connection with a redesign that affects all other employees in the executive’s bonus level;

—	failure by a successor to the Company to confirm in writing that it will assume the Company’s obligations under the agreement;

—	failure by the Company to renew the agreement.

Richard T. Mina

We had an employment agreement with Mr. Mina as President and Chief Executive Officer of Foot Locker, Inc.–U.S.A. substantially in the same form as the agreements described above for the named executive officers other than Mr. Serra. Mr. Mina’s service as President and CEO of Foot Locker, Inc.–U.S.A. ended on September 30, 2008, and his employment with the Company was terminated on October 31, 2008. Certain obligations under this agreement continue post-termination, such as Mr. Mina’s non-competition obligation.

Name	Position	Term of Agreement	2008 Base Salary Rate

R. Mina	President and CEO, Foot Locker, Inc.–U.S.A.	5/1/2008—1/31/2010	$875,000

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The executives’ employment agreements and certain of the plans and programs that executives participate in require the Company to pay compensation to the executives if their employment terminates in certain circumstances. The estimated amount of compensation and benefits that would be payable to the named executives following termination of their employment, including amounts already vested, is stated in the tables below. Except for Richard Mina, whose information appears on Page 53, the information in the tables assumes a termination date of January 31, 2009.

MATTHEW D. SERRA

Reason for Termination	Severance Payment and Annual Bonus	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Tax Gross-Up Payment	Total

By Company Without Cause	$3,228,339	Restricted Stock: $1,242,618	$2,639,252	$453,204	$164,597	$25,000	—	$7,753,010
Or		Stock Options: No acceleration of vesting
By Executive if Company Breaches Employment Agreement	(1)	(2)	(3)	(4)	(5)	(6)

Executive Resigns Before End of Term	—	—	$2,639,252	$453,204	$164,597	—	—	$3,257,053
			(3)	(4)	(5)

Termination following Change in Control	$5,062,500	Restricted Stock: $1,242,618	$2,639,252	$453,204	$164,597	$25,000	—	$9,587,171
		Stock Options: Accelerated vesting of 165,668 shares: $0 value
(7)	(8)	(2)(9)	(3)	(4)	(5)	(6)	(10)

Disability	—	Restricted Stock: $1,242,618	$2,639,252	$453,204	$164,597	—	—	$4,499,671
		Stock Options: Accelerated vesting of 99,501 shares: $0 value
		(11)(9)	(12)	(4)	(5)

Death	—	Restricted Stock: $1,242,618	$2,639,252	$453,204	—	—	—	$4,335,074
		Stock Options: Accelerated vesting of 99,501 shares: $0 value
		(11)(9)	(12)	(4)

Cause	—	—	—	$453,204	—	—	—	$453,204
				(4)

Notes to Table on Matthew D. Serra

(1)	The severance amount equals:

	—	$1,500,000, which reflects the total remaining monthly salary payments through the end of the employment contract term on January 30, 2010. Payment of the first six months of salary continuation would be made six months following termination, and the remaining payments would then be made on a monthly basis; plus

	—	$1,728,339, which reflects Mr. Serra’s annual bonus of $1,728,339 for 2008, which would be payable at the time the bonus payments for the plan year are made to other participants in the plan.

(2)	This amount is the value of 168,834 shares of restricted stock that would vest on termination. The shares were valued at $7.36.

(3)

This amount is the total benefit payable under the Supplemental Executive Retirement Plan (“SERP”). The payments would be made quarterly over a three-year period. The first two quarterly payments would be made six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(4)

Benefit payable as of January 31, 2009 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(5)

Mr. Serra would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. Mr. Serra would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The continuation of benefits would terminate if Mr. Serra engages in competition during the one-year period following termination or becomes a participant in a new employer’s health plan. The amount shown in the table represents the amount accrued by the Company for Mr. Serra’s post-termination medical and dental benefits.

(6)	This amount reflects the approximate cost of one year of outplacement services.

(7)

This covers (i) termination by the Executive within the 30-day period occurring three months after a Change in Control and (ii) by the Company without Cause or by Executive for Good Reason during the two-year period following a Change in Control.

(8)

This amount equals 1.5 times Executive’s annual base salary plus annual bonus at target, which is the minimum amount payable to the executive for termination following a Change-in-Control. Payment would be made as provided in Note 1 above for the $1,500,000 in remaining salary payments and the $1,728,339 annual bonus payment. For the excess amount of $1,834,161, payment would be made in a lump sum six months following the executive’s termination date.

(9)

The fair market value of a share of the Company’s stock on January 31, 2009 was less than the exercise price of each of the unvested options that would be accelerated, so the intrinsic value of the option on that date was $0.

(10)

If Mr. Serra receives payments or benefits following a Change in Control that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we would pay him a gross-up payment to put him in the same after-tax position he would have been in had no excise tax been imposed. Based on current estimates, no excise tax would be payable by executive; therefore, there would be no tax gross-up payment. This provision has been in Mr. Serra’s employment agreement since he joined the Company in 1998.

(11)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 168,834 shares of restricted stock, valued at $7.36.

(12)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

ROBERT W. MCHUGH

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Tax Gross-Up Payment	Total

By Company Without Cause	$525,000	Restricted Stock: No acceleration of vesting	—	$75,810	$8,100	—	—	$608,910
		Stock Options: No acceleration of vesting
	(1)			(2)	(3)

By Executive for Good Reason	$525,000	Restricted Stock: No acceleration of vesting	—	$75,810	$8,100	—	—	$608,910
		Stock Options: Accelerated vesting of 15,000 shares: $0 value
	(1)	(4)		(2)	(3)

Executive Resigns Before End of Term	—	—	—	$75,810	—	—	—	$75,810
				(2)

Termination following Change in Control	$1,575,000	Restricted Stock: $368,000	—	$75,810	$8,100	—	—	$2,026,910
		Stock Options: Accelerated vesting of 38,834 shares: $0 value
	(5)	(6)(4)		(2)	(3)		(7)

Disability	—	Restricted Stock: $368,000	$122,306	$75,810	$8,100	—	—	$574,216
		Stock Options: Accelerated vesting of 15,000 shares $0 value
		(8)(4)	(9)	(2)

Death	—	Restricted Stock: $368,000	$122,306	$75,810	—	—	—	$566,116
		Stock Options: Accelerated vesting of 15,000 shares: $0 value
		(8)(4)	(9)	(2)

Cause	—	—	—	$75,810	—	—	—	$75,810
				(2)

Notes to Table on Robert W. McHugh

(1)	The severance amount equals 52 weeks’ salary and would be payable six months following termination.

(2)

Benefit payable as of January 31, 2009 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(3)

The amount in the table reflects the estimated cost to the Company of payments to Mr. McHugh to reimburse him for the difference between the cost of the COBRA continuation coverage premium and the amount he would have paid for medical and dental coverage as an active associate for 18 months following his termination.

(4)

The fair market value of a share of the Company’s stock on January 31, 2009 was less than the exercise price of each of the unvested options that would be accelerated, so the intrinsic value of the option on that date was $0.

(5)	The severance amount equals three times the executive’s annual salary.

(6)	This amount represents the value of 50,000 shares of restricted stock that would vest on termination. The shares were valued at $7.36.

(7)

If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue, then the Company would automatically reduce Mr. McHugh’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(8)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 50,000 shares of restricted stock, valued at $7.36.

(9)	SERP benefit payable in a lump sum following determination of disability or the date of death.

RONALD J. HALLS

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Tax Gross-Up Payment	Total

By Company Without Cause	$750,000	Restricted Stock: No acceleration of vesting	—	$86,862	$8,100	—	—	$844,962
		Stock Options: No acceleration of vesting
	(1)			(2)	(3)

By Executive for Good Reason	$750,000	Restricted Stock: No acceleration of vesting	—	$86,862	$8,100	—	—	$844,962
		Stock Options: Accelerated vesting of 38,333 shares: $0 value
	(1)	(4)		(2)	(3)

Executive Resigns Before End of Term	—	—	—	$86,862	—	—	—	$86,862
				(2)

Termination following Change in Control	$2,250,000	Restricted Stock: $662,400	—	$86,862	$8,100	—	—	$3,007,362
		Stock Options: Accelerated vesting of 65,000 shares: $0 value
	(5)	(6)(4)		(2)	(3)		(7)

Disability	—	Restricted Stock: $662,400	$336,408	$86,862	$8,100	—	—	$1,093,770
		Stock Options: Accelerated vesting of 38,333 shares: $0 value
		(8)(4)	(9)	(2)

Death	—	Restricted Stock: $662,400	$336,408	$86,862	—	—	—	$1,085,670
		Stock Options: Accelerated vesting of 38,333 shares: $0 value
		(8)(4)	(9)	(2)

Cause	—	—	—	$86,862	—	—	—	$86,862
				(2)

Notes to Table on Ronald J. Halls

(1)	The severance amount equals 52 weeks’ salary and would be payable six months following termination.

(2)

Benefit payable as of January 31, 2009 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(3)

This amount reflects the estimated cost to the Company of payments to Mr. Halls to reimburse him for the difference between the cost of the COBRA continuation coverage premium and the amount he would have paid for medical and dental coverage as an active associate for 18 months following his termination.

(4)

The fair market value of a share of the Company’s stock on January 31, 2009 was less than the exercise price of each of the unvested options that would be accelerated, so the intrinsic value of the option on that date was $0.

(5)	The severance amount equals three times the executive’s annual salary.

(6)	This amount represents the value of 90,000 shares of restricted stock that would vest on termination. The shares were valued at $7.36.

(7)

If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue Code, then the Company would automatically reduce Mr. Halls’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(8)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 90,000 shares of restricted stock, valued at $7.36.

(9)	SERP benefit payable in a lump sum following determination of disability or the date of death.

GARY M. BAHLER

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Tax Gross-Up Payment	Total

By Company Without Cause	$848,077	Restricted Stock: No acceleration of vesting	$691,748	$289,032	$291,020	—	—	$2,119,877
		Stock Options: No acceleration of vesting
	(1)		(2)	(3)	(4)

By Executive for Good Reason	Severance: $848,077	Restricted Stock: No acceleration of vesting	$691,748	$289,032	$291,020	—	—	$2,119,877
		Stock Options: Accelerated vesting of 23,334 shares: $0 value
	(1)	(5)	(2)	(3)	(4)

Executive Resigns Before End of Term	—	—	$691,748	$289,032	$291,020	—	—	$1,271,800
			(2)	(3)	(4)

Termination following Change in Control	$1,575,000	Restricted Stock: $368,000	$691,748	$289,032	$291,020	—	—	$3,214,800
		Stock Options: Accelerated vesting of 46,668 shares: $0 value
	(6)	(7)(5)	(2)	(3)	(4)		(8)

Disability	—	Restricted Stock: $368,000	$691,748	$289,032	$291,020	—	—	$1,639,800
		Stock Options: Accelerated vesting of 23,334 shares: $0 value
		(9)(5)	(10)	(3)	(4)

Death	—	Restricted Stock: $368,000	$691,748	$289,032	—	—	—	$1,348,780
		Stock Options: Accelerated vesting of 23,334 shares: $0 value
		(9)(5)	(10)	(3)

Cause	—	—	—	$289,032	—	—	—	$289,032
				(3)

Notes to Table on Gary M. Bahler

(1)	The severance amount equals three times weekly salary multiplied by executive’s 28 years of service and would be payable six months following termination.

(2)

This amount is the total benefit payable under the Supplemental Executive Retirement Plan (“SERP”). The payments would be made quarterly over a three-year period. The first two quarterly payments would be made six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)

Benefit payable as of January 31, 2009 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)

Mr. Bahler would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. Mr. Bahler would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the amount accrued by the Company for Mr. Bahler’s post-termination medical and dental benefits.

(5)

The fair market value of a share of the Company’s stock on January 31, 2009 was less than the exercise price of each of the unvested options that would be accelerated, so the intrinsic value of the option on that date was $0.

(6)	The severance amount equals three times the executive’s annual salary.

(7)	This amount represents the value of 50,000 shares of restricted stock that would vest on termination. The shares were valued at $7.36.

(8)

If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue, then the Company would automatically reduce Mr. Bahler’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(9)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 50,000 shares of restricted stock, valued at $7.36.

(10)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

LAURIE J. PETRUCCI

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Tax Gross-Up Payment	Total

By Company Without Cause	$468,600	Restricted Stock: No acceleration of vesting	—	$65,171	$5,603	—	—	$539,374
		Stock Options: No acceleration of vesting
	(1)			(2)	(3)

By Executive for Good Reason	$468,600	Restricted Stock: No acceleration of vesting	—	$65,171	$5,603	—	—	$539,374
		Stock Options: Accelerated vesting of 23,334 shares: $0 value
	(1)	(4)		(2)	(3)

Executive Resigns Before End of Term	—	—	—	$65,171	—	—	—	$65,171
				(2)	(3)

Termination following Change in Control	$1,405,800	Restricted Stock: $368,000	—	$65,171	$5,603	—	—	$1,844,574
		Stock Options: Accelerated vesting of 46,668 shares: $0 value
	(5)	(6)(4)		(2)	(3)		(7)

Disability	—	Restricted Stock: $368,000	$436,698	$65,171	$5,603	—	—	$875,472
		Stock Options: Accelerated vesting of 23,334 shares: $0 value
		(8)(4)		(2)	(3)

Death	—	Restricted Stock: $368,000	$436,698	$65,171	—	—	—	$869,869
		Stock Options: Accelerated vesting of 23,334 shares: $0 value
		(8)(4)		(2)

Cause	—	—	—	$65,171	—	—	—	$65,171
				(2)

Notes to Table on Laurie J. Petrucci

(1)	The severance amount equals 52 weeks’ salary and would be payable six months following termination.

(2)

Benefit payable as of January 31, 2009 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(3)

This amount reflects the estimated cost to the Company of payments to Ms. Petrucci to reimburse her for the difference between the cost of the COBRA continuation coverage premium and the amount she would have paid for medical and dental coverage as an active associate for 18 months following her termination.

(4)

The fair market value of a share of the Company’s stock on January 31, 2009 was less than the exercise price of each of the unvested options that would be accelerated, so the intrinsic value of the option on that date was $0.

(5)	The severance amount equals three times the executive’s annual salary.

(6)	This amount represents the value of 50,000 shares of restricted stock that would vest on termination. The shares were valued at $7.36.

(7)

If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue, then the Company would automatically reduce Ms. Petrucci’s payments and benefits to an amount equal to $1 less than the amount that would subject her to the excise tax, as long as the reduced amount would result in a greater benefit to her compared to the unreduced amount on a net after-tax basis.

(8)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 50,000 shares of restricted stock, valued at $7.36.

RICHARD MINA

On September 30, 2008, we notified Mr. Mina that the Company was terminating his employment without Cause as of October 31, 2008. Subsequently, the Audit Committee retained counsel to conduct an investigation into an anonymous allegation communicated to the Company with regard to Mr. Mina. Mr. Mina subsequently brought an action against the Company in connection with the termination of his employment. As of the date of this proxy statement, no severance benefit, payments under the SERP, or payment under the Excess Cash Balance Plan have been made to Mr. Mina. In addition, as of the date of this proxy statement, no final determination has been made with regard to the status of his termination. The amounts shown in the table reflect the amount of the payments that the Company anticipates that it would make to Mr. Mina as a consequence of the termination of his employment without Cause. Mr. Mina forfeited all of his unvested restricted stock on his termination date, and there was no acceleration of the vesting of any of his unvested stock options. He is not entitled to any tax gross-up payment.

Reason for Termination	Severance Payment	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Continuation of Automobile Expense Reimbursement	Outplacement Services	Insurance Premiums	Total

By Company Without Cause	$1,463,942	$914,620	$527,391	$348,372	$30,000	$20,000	$5,507	$3,309,832
	(1)	(2)	(3)	(4)	(5)		(6)

Notes to Table on Richard Mina

(1)	The severance amount equals three weeks’ salary multiplied by Mr. Mina’s 29 years of service.

(2)

This amount is the total benefit payable under the Supplemental Executive Retirement Plan (“SERP”). The payments would be made quarterly over a three-year period. The first two quarterly payments would be made six months following Mr. Mina’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)

Benefit payable in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the Mr. Mina’s termination date. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)

For a termination without Cause, Mr. Mina would be entitled under the SERP to the continuation of medical and dental insurance benefits. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. Mr. Mina would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the amount accrued by the Company for post-termination medical and dental benefits.

(5)	The amount shown in the table represents the maximum reimbursement Mr. Mina is eligible to receive for the continuation of his automobile expense reimbursement.

(6)	The Company paid the annual premiums through December 2008 on a long-term disability insurance policy and through July 2009 on a universal life insurance policy for Mr. Mina.

RETIREMENT PLANS

Foot Locker Retirement Plan

The Foot Locker Retirement Plan (the “Retirement Plan”) is a defined benefit plan with a cash balance formula, which covers eligible employees of the Company and substantially all of our United States subsidiaries. All qualified employees who are at least 21 years old with one year of service are covered by the Retirement Plan. Plan participants become fully vested in their benefits under this plan generally upon completion of five years of service or upon reaching normal retirement age (age 65) while actively employed.

Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated annually based upon a percentage of the participant’s W-2 Compensation, as defined in the Retirement Plan. This percentage is determined by the participant’s years of service with the Company as of the beginning of each calendar year. The following table shows the percentage used to determine credits at the years of service indicated.

Years of Service	Percent of All W-2 Compensation	+	Percent of W-2 Compensation Over $22,000
Less than 6	1.10		0.55
6–10	1.50		0.75
11–15	2.00		1.00
16–20	2.70		1.35
21–25	3.70		1.85
26–30	4.90		2.45
31–35	6.60		3.30
More than 35	8.90		4.45

In addition, all balances in the participants’ accounts earn interest at the fixed rate of 6 percent, which is credited annually. At retirement or other termination of employment, an amount equal to the vested balance then credited to the account under the Retirement Plan is payable to the participant in the form of a qualified joint and survivor annuity (if the participant is married) or a life annuity (if the participant is not married). The participant may elect to waive the annuity form of benefit and receive benefits under the plan upon retirement in an optional annuity form or an immediate or deferred lump sum, or, upon other termination of employment, in a lump sum. Additional optional forms of payment are available to participants who were participating in the Retirement Plan as of December 31, 1995.

Foot Locker Excess Cash Balance Plan

The Internal Revenue Code limits annual retirement benefits that may be paid to, and the compensation that may be taken into account in calculating benefits for, any person under a qualified retirement plan such as the Foot Locker Retirement Plan. Accordingly, for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of the Retirement Plan, exceeds the limitations of the Internal Revenue Code, the Company has adopted the Foot Locker Excess Cash Balance Plan (the “Excess Plan”). The Excess Plan is an unfunded, nonqualified benefit plan, under which the individual is paid the difference between the Internal Revenue Code limitations and the retirement benefit to which he or she would otherwise be entitled under the Retirement Plan.

Early Retirement Eligibility

The Foot Locker Retirement Plan provides for a reduced benefit payment to a participant who retires after reaching early retirement age but prior to normal retirement age. Early retirement age is defined under the Retirement Plan and Excess Plan as age 55 with at least 5 years of vesting service. Mr. Serra and Mr. Bahler are the only named executive officers currently eligible for early retirement under these plans.

Foot Locker Supplemental Executive Retirement Plan

In addition, the Foot Locker Supplemental Executive Retirement Plan (the “SERP”), which is an unfunded, nonqualified benefit plan, provides for payment by the Company of supplemental retirement, death and disability benefits to certain executive officers and certain other key employees of the Company and its subsidiaries who participate in this plan. The named executive officers, excluding Richard T. Mina, and three other executive officers of the Company currently participate in the SERP. The Compensation and Management Resources Committee sets an annual targeted incentive award under the SERP for each participant consisting of a percentage of salary and bonus based on the Company’s performance against target. Achievement of the target causes an 8 percent credit to a participant’s account for that year. The applicable percentage for the year increases or decreases proportionately to the percentage of the Company’s performance in relation to the target, but may not be less than 4 percent or more than 12 percent in any year. Participants’ accounts accrue simple interest at the rate of 6 percent annually.

A participant is eligible to receive a benefit under the SERP only if his or her age plus years of service at retirement equals at least 65. Currently, Messrs. Serra and Bahler have age plus years of service totaling at least 65. Mr. Mina had age plus years of service exceeding 65 at the time of his termination of employment. If a participant’s employment terminates due to death or disability he (or his estate) would be entitled to payment of his SERP balance. A participant’s SERP benefit is paid in 12 quarterly installments following retirement, with the first two quarters payable six months following retirement. Upon death or disability, a participant’s SERP benefit is paid in a lump sum.

The SERP provides for the continuation of medical and dental insurance benefits if an executive’s age plus years of service total at least 65 when his employment terminates. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. The terminated executive would be required to pay the insurance premium applicable to actively employed senior executives, including any increases in the premiums, and the Company would pay the difference between the actual premium rate and the active employee rate.

Payment of Retirement Benefits

The table below provides the present value of the accumulated benefit payable to each of the named executives and the years of service credited to each of them under the Foot Locker Retirement Plan, the Excess Plan, and the SERP determined using interest rate and mortality rate assumptions consistent with those used in our 2008 financial statements. With regard to Mr. Mina, the SERP amount assumes that Mr. Mina is eligible for the SERP benefit and reflects his account balance at February 1, 2008 with no interest or pay credit for 2008.

PENSION BENEFITS

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
M. Serra	Retirement Plan	9	41,737	0
	Excess Plan	9	450,300
	SERP	11	2,415,210

			2,907,247

R. McHugh	Retirement Plan	10	44,118	0
	Excess Plan	10	71,460
	SERP	4	111,261

			226,839

R. Halls	Retirement Plan	7	31,890	0
	Excess Plan	7	83,453
	SERP	6	307,641

			422,984

G. Bahler	Retirement Plan	27	224,935	0
	Excess Plan	27	279,245
	SERP	11	633,027

			1,137,207

L. Petrucci	Retirement Plan	10	40,920	0
	Excess Plan	10	61,412
	SERP	8	397,755

			500,087

Former Executive Officer
R. Mina	Retirement Plan	27	178,209	0
	Excess Plan	27	524,837
	SERP	10	933,128

			1,636,174

Notes to Pension Benefits Table

(1)

In general, the present value of accumulated benefits was determined using the same measurement date (January 31, 2009) and assumptions used for financial reporting purposes. Expected retirement age for the Retirement Plan and the Excess Plan is equal to normal retirement age as defined by the plans. For the SERP, the age at which Participants become eligible for retirement under the plan is used as the expected retirement age. The following are the key assumptions that were used in calculating the values in the table:

•	FAS 87 Discount rate of 6.5 percent for the Retirement Plan and the SERP; FAS 87 Discount rate of 6.4 percent for the Excess Plan.

•	Retirement age is assumed to be 65 for the Retirement Plan and the Excess Plan; for the SERP the retirement age is assumed to be when age plus years of service equal 65.

•	417(e) interest rate of 6 percent.

•	Form of payment for the Retirement Plan and the Excess Plan is a lump sum; the form of payment for the SERP is 12 quarterly installments.

The years of service for the SERP reflect the number of years that the executive has been approved by the Compensation Committee as a participant in that plan. Mr. Serra’s years of service under the Retirement Plan and the Excess Plan are less than the number of years of credited service under the SERP because of the requirement that an employee must complete a year of eligibility service before becoming eligible for participation in these plans.

Trust Agreement for Certain Benefit Plans

The Company has established a trust for certain benefit plans, arrangements, and agreements, including the Supplemental Executive Retirement Plan, the Foot Locker Excess Cash Balance Plan, the executive employment agreements, and other benefit plans, agreements or arrangements that may be covered at a later date (collectively, the “Benefit Obligations”). Under the trust agreement, if there is a Change in Control of the Company (as defined in the Trust agreement), the trustee would pay to the persons entitled to the Benefit Obligations the amounts to which they may become entitled under the Benefit Obligations. Upon the occurrence of a Potential Change in Control of the Company as defined in the trust agreement, the Company is required to fund the trust with an amount sufficient to pay the total amount of the Benefit Obligations. Following the occurrence, and during the pendency, of a Potential Change in Control, the trustee would be required to make payments of Benefit Obligations to the extent these payments are not made by the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 31, 2009 for compensation plans under which equity securities may be issued.

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))

Equity Compensation Plans Approved by Security Holders	6,079,819	$18.6431	7,352,414	(1)(2)
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total	6,079,819	$18.6431	7,352,414

Notes to Equity Compensation Plan Table

(1)	Includes 2,462,275 shares available for future issuance under the 2003 Employees Stock Purchase Plan (the “2003 Purchase Plan”) other than upon the exercise of an option, warrant or right.

Participating employees under the 2003 Purchase Plan may contribute up to 10 percent of their annual compensation to acquire shares of the Company’s Common Stock at 85 percent of the lower market price on one of two specified dates in each plan year.

(2)	The 2007 Stock Incentive Plan (the “2007 Plan”) currently is the only plan under which stock awards may be granted to directors, officers and other employees of Foot Locker. The 2007 Plan limits the number of shares that may be awarded to participants in the form of restricted stock or Other Stock-Based Awards to 1.5 million shares out of the total number of shares authorized. As of the end of the 2008 fiscal year, a total of 1,172,868 shares remained available for issuance as restricted stock and Other Stock-Based Awards, and these shares are included in the total number of shares disclosed in column (c).

Payouts under the Long-Term Incentive Compensation Plan may be made in cash or shares of Common Stock. If shares are used, they would be issued as Other Stock-Based Awards under the 2007 Stock Incentive Plan.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that the Board of Directors be divided into three classes serving staggered three-year terms, each class to be as nearly equal in number as the other two. The terms of the four directors constituting Class III expire at the 2009 annual meeting.

Alan D. Feldman, Jarobin Gilbert Jr., and David Y. Schwartz will be considered for election as directors in Class III, to serve for three-year terms expiring at the annual meeting in 2012. In order to make the classes equal in number, Cheryl Nido Turpin, who has been a director of the Company since 2001, will be considered for election as a director in Class II, to hold office for a two-year term expiring at the annual meeting in 2011. Each nominee has been nominated by the Board of Directors for election and has consented to serve. All of the nominees were elected to serve for their present terms at the 2006 annual meeting. The five remaining directors will continue in office until the expiration of their terms at the 2010 or 2011 annual meeting. If, prior to the annual meeting, any nominee is not able to serve, then the persons designated as proxies for this meeting (Gary M. Bahler, Robert W. McHugh and Matthew D. Serra) will have full discretion to vote for another person to serve as a director in place of that nominee.

Under the retirement policy for directors, which is described on Page 9, Mr. Preston would be required to retire from the Board following the 2009 Annual Meeting because he has reached age 75. Mr. Preston, who was elected to a three-year term ending in 2010, currently serves as the lead director. Last year, on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors waived the retirement policy for Mr. Preston and provided that the Board would review the waiver prior to the 2009 annual meeting of shareholders. This year, the Board reviewed the waiver for Mr. Preston and, upon the recommendation of the Nominating and Corporate Governance Committee, approved a continuation of the waiver so that Mr. Preston may continue to serve on the Board and as lead director. Mr. Preston did not participate in the deliberations or decisions of either the Board or the committee on this matter.

Biographical information follows for the four nominees and for each of the five other directors of the Company whose terms will continue after the 2009 annual meeting. The ages shown are as of April 9, 2009. There are no family relationships among the directors or executive officers of the Company.

The Board of Directors recommends that shareholders vote FOR the election of the four identified nominees to the Board of Directors.

Nominee for Director
Term Expiring in 2011

Cheryl Nido Turpin. Age 61. Director since 2001. President and Chief Executive Officer of the Limited Stores (retail merchants), a division of Limited Brands, Inc., from June 1994 to August 1997. Ms. Turpin is a director of The Warnaco Group, Inc.

Nominees for Director
Terms Expiring in 2012

Alan D. Feldman. Age 57. Director since 2005. Chairman, President and Chief Executive Officer of Midas, Inc. (automotive repair and maintenance services) since May 1, 2006. He was President and Chief Executive Officer of Midas from January 13, 2003 to April 30, 2006. He was an independent consultant from March 2002 to January 2003. He is a director of Midas, Inc. and JBT Corporation.

Jarobin Gilbert Jr. Age 63. Director since 1981. President and Chief Executive Officer of DBSS Group, Inc. (management, planning and trade consulting services) since 1992. He is a director of PepsiAmericas, Inc. and Midas, Inc. He is Chairman of the Board of Trustees of Atlantic Mutual

Insurance Company. Mr. Gilbert is also a director of Harlem Partnership, Inc. and a permanent member of the Council on Foreign Relations.

David Y. Schwartz. Age 68. Director since 2000. Independent business adviser and consultant, principally in the retail, distribution and service industries, since July 1997. He was a partner with Arthur Andersen LLP from 1972 until he retired from that public accounting firm in 1997. Mr. Schwartz is a director of Walgreen Co., Stage Stores, Inc., and True Value Company.

Directors Continuing in Office
Terms Expiring in 2010

James E. Preston. Age 75. Director since 1983. Chairman of the Board of Avon Products, Inc. (manufacture and sale of beauty and related products) from 1989 to May 6, 1999, and Chairman and Chief Executive Officer of Avon Products, Inc. from 1989 to June 1998.

Matthew D. Serra. Age 64. Director since 2000. The Company’s Chairman of the Board since February 1, 2004, President since April 12, 2000, and Chief Executive Officer since March 4, 2001. He was the Company’s Chief Operating Officer from February 9, 2000 to March 3, 2001.

Dona D. Young. Age 55. Director since 2001. Chairman of the Board, President and Chief Executive Officer of The Phoenix Companies, Inc. (provider of wealth management products and services to individuals and institutions) to April 15, 2009. Mrs. Young has held the positions of Chairman of the Board since April 1, 2003, President since February 2000, and Chief Executive Officer since January 1, 2003. Mrs. Young is also Chairman of the Board since April 1, 2003 and Chief Executive Officer since January 1, 2003 of Phoenix Life Insurance Company. She previously served as President of Phoenix Life Insurance Company from February 2000 to March 31, 2003 and Chief Operating Officer from February 2001 to December 31, 2002. She is a director of The Phoenix Companies, Inc. until April 15, 2009.

Directors Continuing in Office
Terms Expiring in 2011

Nicholas DiPaolo. Age 67. Director since 2002. Vice Chairman of Bernard Chaus, Inc. (apparel designer and manufacturer) from November 1, 2000 to June 23, 2005; Chief Operating Officer of Bernard Chaus from November 1, 2000 to October 18, 2004. Mr. DiPaolo is a director of JPS Industries and R.G. Barry Corporation.

Matthew M. McKenna. Age 58. Director since 2006. President and Chief Executive Officer of Keep America Beautiful, Inc. (non-profit community improvement and educational organization) since January 1, 2008. He was Senior Vice President of Finance of PepsiCo, Inc. (global snack and beverage company) from August 6, 2001 through December 31, 2007. He is a director of PepsiAmericas, Inc. Mr. McKenna is also a member of the Duke University Library Advisory Board and serves on the board of the Manhattan Theater Club. He is also an adjunct professor at Fordham Business School and Fordham Law School in New York.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accountants for the 2009 fiscal year. We are asking shareholders at this meeting to ratify this appointment of KPMG LLP for 2009.

Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR Proposal 2.

Audit and Non-Audit Fees

The following table shows the fees we paid to KPMG for the audit of Foot Locker’s annual financial statements for 2008 and 2007, as well as the fees billed for other services KPMG provided during these two fiscal years.

Category	2008	2007
Audit Fees (1)	$3,005,000	$2,780,000
Audit-Related Fees (2)	346,000	198,000
Tax Fees (3)	4,000	4,000
All Other Fees (4)	225,000	0

Total	$3,580,000	$2,982,000

Notes to Audit and Non-Audit Fees Table

(1)

Audit fees consisted of professional services provided in connection with the audit of our annual financial statements, reviews of financial statements included in our Form 10-Qs, reviews of registration statements and issuances of consents, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit-related fees consisted principally of audits of financial statements of certain employee benefit plans.

(3)	Tax fees consisted principally of assistance with matters related to tax compliance.

(4)	All other fees consisted of due diligence services related to an acquisition in 2008.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has a policy that all audit and non-audit services to be provided by our independent accountants, including services for our subsidiaries and affiliates, are to be approved in advance by the Audit Committee, regardless of the estimated cost for providing such services. Between meetings of the Committee, the Audit Committee has delegated this authority to the Chair of the Committee. In practice, these fees are normally approved by the Committee Chair and reviewed with the Audit Committee at a subsequent meeting. Management reviews with the Audit Committee at regularly scheduled meetings the total amount and nature of the audit and non-audit services provided by the independent accountants, including services for our subsidiaries and affiliates, since the Committee’s last meeting. None of the services pre-approved by the Audit Committee or the Chair of the Committee during 2008 utilized the de minimis exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission.

Audit Committee Report

In accordance with the charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities in the areas of the Company’s accounting policies and practices and financial reporting. The Committee has responsibility for appointing the independent accountants and internal auditors. The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting.

The Audit Committee consists of five independent directors, as independence is defined under the rules of The New York Stock Exchange. All of the Committee members meet the expertise requirements under the rules of The New York Stock Exchange.

The Audit Committee held nine meetings in 2008. At its meetings during 2008, the Committee discussed with management, KPMG LLP, the Company’s independent registered public accountants, and the Company’s internal auditors the assessment of the Company’s internal control over financial reporting. The Committee also discussed with KPMG its attestation report and opinion on the Company’s internal control over financial reporting contained in the Company’s 2008 Annual Report on Form 10-K.

The Audit Committee reviewed and discussed with management and KPMG the audited financial statements for the 2008 fiscal year, which ended January 31, 2009. The Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee, both with and without management present, discussed and reviewed the results of KPMG’s examination of the financial statements and the overall quality of the Company’s financial reporting.

The Audit Committee obtained from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence and any relationships that may affect its objectivity. The Audit Committee also considered whether the non-audit services provided by KPMG to the Company are compatible with maintaining KPMG’s independence. The Committee has satisfied itself that KPMG is independent.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Foot Locker’s Annual Report on Form 10-K for the 2008 fiscal year.

Nicholas DiPaolo, Chair
Jarobin Gilbert Jr.
Matthew M. McKenna David Y. Schwartz
Dona D. Young

PROPOSAL 3:
APPROVAL OF AMENDMENT TO THE BY-LAWS

On November 19, 2008, the Board of Directors approved, subject to shareholder approval at the 2009 annual meeting, an amendment to Article II, Section 1 of the Company’s By-Laws to reduce the number of directors from a range of 9 to 17 persons to a range of 7 to 13 persons, with the exact number within this range to be determined by the entire Board of Directors. The number of directors is currently fixed at nine. Shareholders approved an amendment to the By-Laws in 1997 setting the range of directors at between 9 and 17 persons. For the reasons described below, the Board believes that it would be in the best interests of the Company and its shareholders to reduce the minimum and maximum number of directors at this time.

Reasons for Amendment

The Board of Directors strongly believes that a smaller board is more effective in facilitating communications and decision making, which is particularly important in maintaining a highly functional board. A board of directors consisting of between 7 and 13 persons would be consistent with the way the Board has operated since 1997, where the exact number of directors on the Board during this time ranged from a minimum of 9 persons to a maximum of 12 persons. It would also be consistent with the continuing trend towards smaller boards, with the average board size of major corporations decreasing over the past ten years.

We currently have nine members on our Board of Directors. The Board believes that a reduction in the board size would also avoid the potential situation of having to quickly fill any unexpected vacancies in order to meet the existing minimum size requirements. Given the importance of recruiting qualified, independent directors to serve as directors of your company, we believe that it is prudent to conduct an organized search for a replacement when vacancies occur in order to preserve the high quality of the Board and maintain its diversity of experience. Reducing the range of the minimum and maximum number of directors would provide added flexibility in determining the appropriate size of the Board from time to time.

The Board of Directors believes that the adoption of the proposed amendment to the By-Laws is in the best interests of the Company and our shareholders. Article II, Section 1 of the By-Laws is a shareholder-approved by-law, and we would continue to be required to seek our shareholders’ approval for any future amendments to this by-law.

The full text of Article II, Section 1 of the By-Laws, as proposed to be amended, is as follows:

“SECTION 1. The number of directors constituting the entire Board of Directors shall be not less than 7 or more than 13, the exact number of directors to be determined from time to time by resolution adopted by a majority of the entire Board of Directors. At each annual meeting of shareholders, directors shall be elected to hold officeby a plurality of the votes cast.”

The Board of Directors recommends a vote FOR Proposal 3.

DEADLINES AND PROCEDURES FOR NOMINATIONS AND
SHAREHOLDER PROPOSALS

Deadlines and Procedures

•	SEC Rule 14a-8

Under SEC Rule 14a-8, if a shareholder would like us to include a proposal in our proxy statement and form of proxy for the 2010 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal at our corporate headquarters at 112 West 34th Street, New York, New York 10120 by December 10, 2009 in order to be considered for inclusion in the 2010 proxy statement.

•	Other Proposals

For any shareholder proposal that is not submitted under SEC Rule 14a-8, including nominations for directors, our By-laws describe the procedures that must be followed. Under these procedures, we must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s annual meeting. For 2010, we must receive this notice no earlier than January 20, 2010 and no later than February 19, 2010, assuming that our 2010 annual meeting is held on schedule. However, if we hold the annual meeting on a date that is not within 30 days before or after the first anniversary of the prior year’s annual meeting, then we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Proposals for nomination for directors and other items of business should be addressed to the Corporate Secretary, 112 West 34th Street, New York, New York 10120 and must contain the information specified in the Company’s By-Laws, which are available on the corporate governance section of our corporate website at http://www.footlocker-inc.com/IR_index.htm or may be obtained from the Corporate Secretary.

By Order of the Board of Directors
GARY M. BAHLER
Secretary

April 9, 2009

LOCATION OF THE 2009 ANNUAL MEETING OF SHAREHOLDERS OF
FOOT LOCKER, INC.

Our corporate headquarters is the site of the 2009 Annual Meeting of Shareholders. We are located at 112 West 34th Street, New York City, New York.

BY SUBWAY

Take any of these subway lines: the A, B, C, D, E, F, N, Q, R, V, W or the Number 1, 2, or 3 trains to 34th Street. The A, C, E, 1, 2, and 3 trains stop at 34th Street–Penn Station. The B, D, F, N, Q R, V, and W trains stop at 34th Street–Herald Square. Our building is on the south side of 34th Street between 7th Avenue and Broadway.

BY CAR OR TAXI

Take the Lincoln Tunnel into New York City, following the signs for 34th Street. Turn left onto West 34th Street. Our building is on the south side of 34th Street between 7th Avenue and Broadway.

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1, 2 AND 3.
1.	ELECTION OF DIRECTORS.
	NOMINEES FOR 3-YEAR TERMS:		FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	EXCEPTIONS*

	01	Alan D. Feldman	☐	☐	☐
	02	Jarobin Gilbert Jr.
	03	David Y. Schwartz
NOMINEE FOR 2-YEAR TERM:
	04	Cheryl Nido Turpin

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).
*Exceptions

		Please mark your votes as indicated in this example		☒

		FOR	AGAINST	ABSTAIN

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.	☐	☐	☐

3.	APPROVAL OF AMENDMENT TO THE BY-LAWS.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

	I plan to attend meeting		☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature ___________________________________ Signature ___________________________________ Date _________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2009 Annual Meeting of Shareholders of Foot Locker, Inc. and any adjournment or postponement thereof.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 9:00 AM Eastern Time on the annual meeting day.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders

The Proxy Statement and the 2008 Annual Report to Shareholders are available at:

http://materials.proxyvote.com/344849

INTERNET http://www.eproxy.com/fl

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-580-9477

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

47608

FOOT LOCKER, INC. P R O X Y THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING TO BE HELD ON MAY 20, 2009

          Gary M. Bahler, Robert W. McHugh, Mathew D. Serra, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Foot Locker, Inc., to be held on May 20, 2009, at 9:00 A.M., local time, at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120, and at any adjournment or postponement thereof, upon the matters set forth in the Foot Locker, Inc. Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.

          IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR INTERNET. YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

          EMPLOYEE PLANS

          IF YOU ARE A PARTICIPANT IN THE FOOT LOCKER 401(k) PLAN OR THE FOOT LOCKER PUERTO RICO 1165(e) PLAN, THIS PROXY CARD COVERS THOSE SHARES ALLOCATED TO YOUR PLAN ACCOUNT. BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR THE INTERNET), YOU WILL AUTHORIZE THE PLAN TRUSTEES TO VOTE THOSE SHARES ALLOCATED TO YOUR ACCOUNT AS YOU HAVE DIRECTED.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲	FOLD AND DETACH HERE	▲

You can now access your BNY Mellon Shareowner Services account online.
Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Foot Locker, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

47608